Exhibit 10.31

Note: Information has been omitted from this agreement pursuant to a request for confidential treatment, and such information has been separately filed with the Securities and Exchange Commission. The omitted information has been marked with a bracketed asterisk (“[*]”).

MANAGEMENT & SERVICES AGREEMENT

Wal-Mart Stores, Inc., a Delaware corporation and its United States operating subsidiaries including Sam’s West, Inc. (“Walmart”), and National Vision, Inc., a Georgia corporation (“Manager”), enter into this Management & Services Agreement (“Agreement”) as of May 1, 2012 (the “Effective Date”). Walmart and Manager are individually referred to as a “Party” and collectively referred to in this Agreement as the “Parties.”

As of the Effective Date, Walmart, among other things, is the owner of certain retail optical centers, as more fully described on Schedule A attached to this Agreement (each, a “Center,” and collectively, the “Centers”). Manager, among other things, is engaged in the business of providing management and other related administrative services, including the assembly and fabrication of eyeglasses, for businesses such as the Centers.

The Parties are currently parties to that certain Vision Center Master License Agreement dated June 16, 1994, as amended and supplemented prior to the Effective Date (the “License Agreement”), and the Parties have determined that it is in their mutual best interest to replace the License Agreement with this Agreement with respect to the Centers.

The Parties are also parties to that certain Option Agreement dated April 25, 2008, as amended as of May 1, 2012, pursuant to which Walmart has the option to acquire FirstSight Vision Services, Inc., a California corporation and a Knox-Keene vision care health plan doing business in California (“FS”) (such agreement, the “Option Agreement”).

In recognition of the benefits to customers of the Centers, Walmart desires to retain Manager to manage and assist with the operation of the Centers, and Manager desires to manage the Centers, on the terms and conditions set forth in this Agreement.

The Parties therefore agree as follows:

I.            DEFINITIONS
The following terms will have the following meanings in this Agreement and correlative terms will have correlative meanings.
“Accounts” means bank and depositary accounts owned and in the name of Manager and includes any Accounts in existence as of or subsequent to the Effective Date.
“Acquisition Transaction” has the meaning given in Section VIII.B.4.
“Adverse Policy” has the meaning given in Section VI.D.
“Agreement” has the meaning given in the preamble to this Agreement.
“Annual Performance Fee True-Up” has the meaning given in Section IV.A.2.f.
“Annual Plan” has the meaning given in Section III.B.l.
“Annual Statement” has the meaning given in Section IV.A.2.f.
“Associates” has the meaning given in Section IX.B.
“Center” has the meaning given in the preamble to this Agreement.
“Claim” has the meaning given in Section X.B.
“Closing” has the meaning given in Section IV.D.

“COGS” has the meaning given in Section IV.A.2.a.
“Competing Business” has the meaning given in Section VIII.B.4.
“Confidential Information” has the meaning given in Section XI.A.
“Contact Information” has the meaning given in Section IX.B
“Contact Lens Transition Date” has the meaning given in Section IV.C.2.
“Damages” has the meaning given in Section X.B.
“Designated Individuals” has the meaning given in Section IX.B.
“Disclosing Party” has the meaning given in Section XI.A
“Dispute” has the meaning given in Section XII.
“Doctors” has the meaning given in Section IX.B.
“E&F” has the meaning given in Section IX.C.
“Effective Date” has the meaning given in the preamble to this Agreement.
“Existing Third Party Contracts” has the meaning given in Section IV.C.l.a.
“Existing Third Party Items” has the meaning given in Section IV.C.l.a.
“FF&E” has the meaning given in Section III.C.9.
“FS” has the meaning given in the preamble to this Agreement.
“FS Items” has the meaning given in Section IV.C.3.
“Goods” means the optical and related items, including product warranties, sold by Manager Personnel on behalf of Walmart in the Centers.
“Indemnitees” has the meaning given in Section X.B.
“License Agreement” has the meaning given in the preamble to this Agreement.
“Licenses” has the meaning given in Section II.F.
“Management Fee” has the meaning given in Section IV.A.1.
“Manager” has the meaning given in the preamble to this Agreement.
“Manager Personnel” has the meaning given in Section III.C.l.
“Material Default by Walmart” has the meaning given in Section VIII.B.l.
“Material Default by Manager” has the meaning given in Section VIII.B.2.
“Mediator” has the meaning given in Section XII.B.
“Net Gross Revenue” has the meaning given in Section IV.A.l.a.
“Net Revenue” has the meaning given in Section IV.A.2.g.
“New Third Party Items” has the meaning given in Section IV.C.l.a.
“New Third Party Contracts” has the meaning given in Section IV.C.l.d.
“Non-Restricted Person” has the meaning given in Section IX.B.
“NVI” means National Vision, Inc., in its capacity other than as the Manager under this Agreement.
“Offices” means the professional eye examination facilities adjacent to the Centers leased to Manager by Walmart.
“Option” has the meaning given in Section IV.D.
“Option Agreement” has the meaning given in the preamble to this Agreement.
“Party” has the meaning given in the preamble to this Agreement.
“Performance Fee” has the meaning given in Section IV.A.2.
“Performance Standards” has the meaning given in Section II.D.
“PHI” has the meaning given in Section XI.A.
“Policies” has the meaning given in Section VI.D.
“Pre-Transition Contact Lens Items” has the meaning given in Section III.C.20.
“Receiving Party” has the meaning given in Section XI.A.

“Records” has the meaning given in Section IX.E.3.
“Regulatory Uncertainty” means legal, regulatory, and political developments and uncertainty, including such uncertainty arising out of (1) changing rules, regulations, and interpretations of federal and state agencies and other government entities; (2) litigation brought by public authorities and private parties associated with the vision and managed care industries; and (3) any regulatory procedures, approvals, and similar matters associated with the transactions and matters contemplated by the terms of this Agreement.
“Relocated Store” has the meaning given in Section VII.B.
“Remodel” has the meaning given in Section VII.A.1.
“Remodeled Store” has the meaning given in Section VII.B.
“Services” has the meaning given in Section III.C.
“Solicitation Period” has the meaning given in Section IX.B.
“Specified Percentage” has the meaning given in Section IVA.l.b.
“Stock Purchase Agreement” has the meaning given in Section 4 of the Option Agreement.
“Store” means Walmart’s retail stores or membership clubs.
“Target COGS” has the meaning given in Section IV.A.2.c.
“Term” has the meaning given in Section VIII.A.
“Third Party Contracts” has the meaning given in Section IV.C.l.d.
“Third Party Items” has the meaning given in Section IV.C.l.a.
“Third Party Transition Date” has the meaning given in Section IV.C.l.c.
“USCIS” has the meaning given in Section XIII.C.
“Walmart” has the meaning given in the preamble to this Agreement.

II.           ENGAGEMENT AND AUTHORITY OF MANAGER
A.          Engagement. Walmart engages Manager to manage and operate the Centers during the Term on behalf of Walmart, and Manager agrees to manage and operate the Centers subject to the terms and conditions of this Agreement.
B.          Authority of Manager. Subject to the terms and conditions of this Agreement and the ultimate authority of Walmart, Manager shall have the right and commensurate authority, express or implied, to manage and operate the Centers and to arrange for the Services to be provided in the Centers.
C.          Exclusivity. During the Term, Manager shall be the exclusive third party manager and operator of the Centers. Walmart may determine, in its sole discretion, to self-manage and self-operate any new vision center established after the Effective Date. In Stores that include Centers, Walmart shall not, with the exception of the Centers and the Offices, engage in or otherwise permit any person to engage in, the sale or the provision of prescription optical goods or the provision of vision care services. Manager may perform services for itself or persons other than Walmart that are similar or identical to the Services at non-Store locations.
D.          Performance Standards. Walmart shall evaluate Manager’s provision of the Services consistent with this Agreement and the performance standards set forth in Schedule B (collectively, the “Performance Standards”). Manager’s failure to satisfy the Performance Standards will subject Manager to the remedies set forth in

Schedule B and, after exercise of such remedies, as otherwise set forth in this Agreement.
E.          Independent Contractor. In performing its services hereunder, Manager shall be an independent contractor and not an employee of Walmart, except that Manager shall be the agent of Walmart solely to perform Manager’s obligations set forth in this Agreement. Nothing in this Agreement will be construed to make one Party a partner or joint venturer with the other. Except as otherwise expressly provided in this Agreement, each Party shall be solely responsible for all employment related obligations and activities relating to its own employees that each Party had before execution of this Agreement, and that each Party would have in the absence of this Agreement, including the exclusive right to hire and fire its personnel at its sole discretion; conducting all necessary screenings and background checks of personnel before hiring them, including screening against the HHS Office of Inspector General List of Excluded Individuals and Entities, in accordance with applicable laws; classifying its personnel in accordance with applicable wage and hour laws; providing training to, and maintaining required training records for, its personnel; setting the work schedules of its personnel; evaluating the work performance of its personnel; disciplining its personnel, as it. deems necessary and in accordance with its policies; setting the compensation and other terms and conditions of employment for its personnel; compensating its own employees, maintaining all required payroll and personnel records for its own employees, providing all employee benefits for its own employees, providing its own employees with all required statutory employment notices, including notices relating to wage and hour, family and medical leave, unemployment insurance, disability insurance, equal employment opportunity, Workers’ Compensation laws, and Occupational Health and Safety laws, and for making all filings and payment of all social security, withholding tax, employment insurance, workers’ compensation insurance, and any other such payroll charges applicable to its own employees.
F.          Licensure and Accreditation. Subject to Regulatory Uncertainty, Manager shall with respect to all applicable state and local licenses, registrations and permits, accreditations, and all certifications required of or beneficial to the operation of the Centers during the Term (collectively “Licenses”): (i) identify in good faith the Party or Parties, as applicable, required to obtain and hold the Licenses; and (ii) obtain and hold the Licenses that must be obtained and held by Manager as provider of the Services. Manager shall maintain documentation of its communications with regulators for at least five years from date of creation and, subject to any reasonable and valid assertions of confidentiality, make such materials available to Walmart upon request. Subject to Regulatory Uncertainty, Walmart shall obtain and hold the Licenses that must be obtained and held by Walmart as owner or seller of the Centers. Manager shall assist Walmart to obtain, complete and submit applicable applications, forms and other materials necessary for Walmart to obtain and hold the Licenses that must be obtained and held by Walmart. The Parties will exercise commercially reasonable efforts to cooperate in their efforts to comply with applicable licensing rules and regulations. Upon request, each Party shall provide the other Party with all information and perform all actions necessary or appropriate to enable each Party to obtain the Licenses necessary for each Party to comply with applicable licensing requirements.
G.        Billing and Collection. During the Term, Walmart shall grant to Manager an exclusive special power of attorney and appoint Manager as Walmart’s exclusive true and lawful agent and attorney-in-fact (which will be deemed revoked on the last day of the Term), and Manager accepts such special power of attorney and appointment, subject to the terms and conditions set forth in the Special Power of Attorney, attached as Exhibit 1. On the Effective Date, Walmart shall execute and deliver to Manager the Special Power of Attorney. Subject to review and approval by legal counsel or other personnel, determined at Walmart’s sole discretion, Walmart will execute and deliver to Manager additional powers of attorney requested by Manager and necessary for Manager to manage and operate the Centers subject to the terms and conditions of this Agreement. Upon the request by Manager, Walmart will confirm to third parties that the Special Power of Attorney has not been revoked.

III.         MANAGER’S OBLIGATIONS
A.          General. Subject to the terms of this Agreement and the general oversight and ultimate authority of Walmart, Manager shall be responsible for and make, on behalf of Walmart, all decisions related to the management and operation of the Centers in accordance with the terms of this Agreement and shall provide such Services as are necessary to manage, operate and maintain the business affairs of the Centers.
B.            Annual Plan and Semi-Annual Meetings.
1.        Annual Plan.
a.          The Parties will create an annual plan that contains an annual budget for the Centers for the twelve month period ending January 31 of each year, the Goods selection and inventory for the Centers, pricing to be used at the Centers and strategies for the Centers (the “Annual Plan”). Manager shall have the power and authority to take any actions reasonably necessary, advisable or proper to manage and operate the Centers, to conduct the business affairs of the Centers, and to arrange for the Services and sale of Goods in a manner not inconsistent with the Annual Plan and this Agreement. Walmart shall, subject to the provisions of this Section III, have sole and reasonable discretion to approve the Annual Plan subject to the provisions of Section XII.
b.          In the event the Parties cannot agree on Net Gross Revenue for any Annual Plan, such Net Gross Revenue in the Annual Plan will be determined based on the five year compounded annual growth rate for Net Gross Revenue for the Centers, including, as applicable, the Net Gross Revenue recorded for the Centers during such time as Manager operated them under the License Agreement, using the most recently completed calendar year under this Agreement as the last year in such five year period.

2.        Semi-Annual Meetings. Manager and Walmart will meet at least twice a calendar year, with each meeting at least four months apart, to discuss and prepare the Annual Plan and review Manager’s performance.
C.            Management and Operation. The Parties have negotiated a division of responsibilities that is reflected in this Agreement and in the Services to be provided by Manager. Those items, services and responsibilities not included with the Services are and remain the responsibility of Walmart. Manager shall provide the Centers with the services and the Manager Personnel at Manager’s sole expense (the “Services”), which are as follows:
1.      Provide licensed and non-licensed retail employees for the Centers and optical laboratory technicians for Manager’s optical laboratories (collectively, the “Manager Personnel”).Manager Personnel will be trained and licensed. If applicable, and appropriately qualified to provide Services to the Centers. Manager shall employ or otherwise retain and shall be responsible for selecting, hiring, training, supervising, and terminating, all management, administrative, technical, clerical, secretarial, bookkeeping, accounting, payroll, billing and collection and other Management Personnel as Manager deems reasonably necessary and appropriate for the operation of the Centers and for Manager’s performance of the Services in accordance with applicable federal and state laws, subject, however, to Regulatory Uncertainty. Manager reserves the right to change the number, composition or employment terms of such personnel in the future at Manager’s discretion. Manager shall maintain personnel records for Manager Personnel that satisfy licensing, accreditation and certification requirements of the Centers;
2.      Arrange at its sole expense for all necessary and appropriate continuing education of all Manager Personnel;
3.      Arrange and verify annual training for material regulatory compliance issues, including Code of Business Ethics, HIPAA, Medicare and Medicaid billing, fraud, waste and abuse, ethics and safety and furnish copies of such training materials to Walmart within three business days of Walmart’s request. Not less often than annually, Manager shall complete compliance training for Manager Personnel covering the following subjects:
a.         Fraud, waste and abuse as required by and in accordance with Centers for Medicare and Medicaid Services requirements and 42 C.F.R. Section 422.503(b)(4)(vi); and
b.         The training required by § 6032 of the Deficit Reduction Act of 2005, the Federal False Claims Act including, but not limited to, 31 U.S.C. §§ 3729 through 3733, the qui tam provisions of the False Claims Act, 31 U.S.C. § 3730, the administrative remedies for false claims and state laws pertaining to civil or criminal penalties for false claims particularly as those laws relate to the prevention and detection of fraud, waste and abuse in state and federal health care programs.
4.      No later than sixty days after the Effective Date, install at the Centers, in locations specified by Walmart, the signage shown on Exhibit 2, which

Walmart will manufacture and for which Manager will pay Walmart its out of pocket costs, without mark up;
5.        Arrange for all receipts given to customers for purchases in the Centers booked to Walmart to be generated by a cash register in the form of the attached Exhibit 3;
6.        Exercise commercially reasonable efforts to arrange, subject to Regulatory Uncertainty, for the provision of professional services in accordance with law by health plans, optometrists, ophthalmologists or professional corporations or other entities owned by such individuals in the Offices;
7.        Obtain and maintain either through a commercial insurer or a program of self-insurance, general liability, professional liability insurance, employment practices liability insurance, workers’ compensation and, if available on commercially reasonable terms, contractual liability endorsement with respect to the obligations contained in Section X, on behalf of itself and Manager Personnel and provide Walmart with evidence of such coverage upon execution of this Agreement and thirty days prior to each anniversary of the Effective Date;
8.        Subject to the obligations of Walmart under this Agreement, keep the Centers in a clean and professional condition and maintain all equipment, furnishings, and supplies necessary, in Manager’s reasonable judgment, for the proper operation of the Centers;
9.        Provide for use in the Centers all furniture, furnishings, trade fixtures, and office equipment already in place or reasonably required for the operation of the Centers (collectively, “FF&E”); immediately repair any substantially damaged or inoperable FF&E; immediately replace any FF&E that cannot be repaired within a reasonable period, immediately replace any FF&E that is missing, lost, stolen, or has been reclaimed or repossessed (if such FF&E had been subject to a lien);
10.      Unless prohibited under applicable law, notify Walmart immediately of any lawsuits or actions, including without limitation governmental audit requests, subpoenas, civil investigative demands, document requests from government program contractors, or similar requests by applicable federal and state authorities, which may include, but are not limited to, the Office of Inspector General for the U.S. Department of Health and Human Services, State Attorneys General, and U.S. Attorneys, or any known threat thereof, that become known to Manager that could reasonably be expected to have an adverse effect on the operation or business of the Centers;
11.      Unless prohibited under applicable law, notify Walmart promptly of any actions by any regulatory board, personal injury or property damage or other loss or damage occurring to or claimed by any party with respect to the Centers and forward promptly to Walmart copies of any summons, subpoena, or other like legal document served upon Manager relating to actual or alleged potential liability of Walmart, with copies to Walmart of all such documents, and cooperate with the investigation and response to any claim in a manner consistent with the established risk management programs of Manager and Walmart;
12.      Negotiate, purchase, and manage all Goods sold through or for use in the Centers;
13.      Provide a virtual inventory warehouse separate and distinct from Manager’s inventory for its own uses in Manager’s owned and contracted optical laboratories for frame inventory sold by Manager to Walmart pursuant to a supplier agreement between Manager and Walmart, for use by Manager in the fabrication of eyeglasses and sunglasses for Center customers;
14.      Implement and manage an electronic records system for prescription and related Goods sold in the Centers on behalf of Walmart Access to the records system for the Centers must be limited to those Manager employees who need access to such information in connection with their responsibilities on behalf of Manager under this Agreement. All records and files of such transactions are the property of Walmart; provided, however, that Manager shall have reasonable access to such records and files at all times as necessary to perform the obligations of Manager under and subject to this Agreement, including Schedule H, and as required or permitted by applicable federal and state laws and regulations. At the end of the Term, Manager shall deliver all such records and files to Walmart in an electronic format reasonably acceptable to Walmart. After the Term, Walmart shall give Manager and its representatives reasonable access to, and electronic or paper copies of all such records and files;
15.      Give privacy notices to Center customers and post such notices in Centers, in a form substantially similar to that used by Walmart in its non-Center vision centers to indicate that Center customer data is collected by Manager for and on behalf of Walmart;
16.      With direction and oversight from Walmart, assist in the development and administration of policies and protocols for the Centers including, without limitation, menu and pricing for Goods offered in the Centers;
17.      Develop and implement marketing plans and materials for the Centers, provided, however, that Walmart shall have final right of approval or rejection over any and all marketing materials, including review of any disclaimer language, which shall be deemed approved unless disapproved within ten calendar days of the date Manager provides such materials to Walmart; provided, however, that Walmart approves any such materials in use at the Centers as of the Effective Date;
18.      Obtain and maintain any Licenses required for, or beneficial to, the Centers, in accordance with Section II.F;
19.      Assist Walmart in obtaining and maintaining any Licenses required for, or beneficial to, the Centers, in accordance with Section II.F;
20.      Bill and exercise commercially reasonable efforts to collect on behalf of Walmart for all Goods, exclusive, however, of:
  a.          Third Party Items, prior to the Third Party Transition Date;

b.         Contact lenses sold prior to the Contact Lens Transition Date (“Pre-Transition Contact Lens Items”); and
c.       FS Items.
Manager will deposit all such proceeds in the Accounts and remit such proceeds (exclusive of proceeds of sales of Third Party Items, Pre-Transition Contact Lens Items and FS Items) to Walmart pursuant to the provisions of Section IV; Walmart acknowledges that Manager may commingle Walmart’s funds in the Accounts with funds owned by Manager and that Manager may use the Accounts for its general corporate purposes (Walmart further covenants to transfer and deliver to the Accounts all funds received by Walmart or its subsidiaries for the sale of Goods);
21.          At Walmart’s reasonable request, make available to Walmart or its designee records and files of Manager’s billing, collection and reconciliation activities under this Agreement for all Goods;
22.          Comply with the Center standards set out in Schedule C;
23.          Take any action that is not inconsistent with Walmart policies in connection with any aspect of the operations of the Centers; and
24.             Manager shall apply a twenty percent (20%) discount off the regular retail price of all Goods sold to Walmart employees or their immediately family members.
D.           Reports. Manager shall provide to Walmart a weekly report no later than two business days following the end of each week detailing Net Revenue for each Center for the period since the most recent such report. For purposes of preparing such reports, weeks begin on Saturdays and end on Fridays. No later than two business days following the end of each calendar month that does not end on a Friday, Manager shall provide a report detailing the Net Revenue for each Center for the period since the most recent such report. All reports under this section shall be in a form substantially similar to Schedule D. Notwithstanding the foregoing, for the months of May 2012 and June 2012. Manager shall submit one monthly report for each month, in lieu of weekly reports.
E.           Sales Tax.
1.            In accordance with state and local laws and regulations, Manager shall accurately calculate and collect sales, excise or other transaction taxes attributable to the sale of taxable goods and services in each Center. Taxes collected will be paid and reported to Walmart under the provisions of this paragraph.
2.            No later than five business days after the end of each calendar month, Manager shall provide Walmart with data for sales transactions recorded at the Centers during such month to enable Walmart to file sales tax reports and remit the associated taxes.
3.            For each Center, Manager shall include in such monthly report the following for each transaction set forth in columns:
a.         Transaction date, transaction number, Walmart store number, gross sales amount, exempt sales amount, net sales amount, sales tax charged, sales tax rate, and if the transaction was exempt, basis for the exemption.

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

b.          The report will be grouped first by Center then by state.
c.        The monthly report will be in an electronic format approved by Walmart.
4.          The report will be e-mailed to Ryan Smith (csmit98@wal-mart.com) and John Dalton (judalto@wal-mart.com) or as otherwise directed by Walmart.
5.          Each Party will reasonably agree to execute and deliver any sales tax exemption forms or certificates reasonably requested by the other Party or as required by law.
6.          Upon request by Walmart, Manager shall provide within five business days the following information to Walmart to support state tax audit inquiries:
a.         Prescription sales and supporting documentation for each month by Center along with method of payment, including third party payers, where applicable.
b.         Item file for all Goods available for sale at all or selected Centers.
c.         Exemption certificates presented by customers to support exempt sales and method of payment for exempt purchases, such as credit card, cash, or check, to determine if exemption is valid.
7.            Manager shall report refunds of the sales price and applicable taxes under this paragraph using a negative symbol or parentheticals to denote refunded amounts.
8.            The indemnification provisions in Section X.B apply to Manager’s failure to collect the correct amount of tax on taxable transactions.

F.           Other Taxes. Notwithstanding Walmart’s obligation to pay its taxes arising out of its ownership of the Centers, including sales, use, franchise, net worth, income and other taxes similar to the foregoing, Manager will be obligated to pay all personal property taxes and other taxes arising out of its management of the Centers.

IV.         COMPENSATION

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† The compensation provision that has been omitted and for which confidential treatment has been requested is more than one page of text. All such omitted material has been separately filed with the Securities and Exchange Commission.

C.           Third Party, Contact Lenses and FS Items.
1.           Third Party Contracts.
a.          The Parties acknowledge that under the License Agreement and until the Effective Date, Manager had engaged in sales of optical products comparable to the Goods to be sold under this Agreement (“Existing Third Party Items”) to individuals at the Stores pursuant to safety and managed care plans and government health care program contracts to which Manager remains a party as of the Effective Date (“Existing Third Party Contracts”). From the Effective Date until the Third Party Transition Date, Manager may continue to engage in the sale of such optical products at the Centers (“New Third Party Items”, together with Existing Third Party Items, the “Third Party Items”) pursuant to such Existing Third Party Contracts.
b.          The Parties acknowledge that it is their intent that the Existing Third Party Contracts be assigned (by partial or full assignment) or transferred (whether by novation or otherwise) to Walmart (or a wholly-owned Walmart subsidiary entity as specified by Walmart) so that, as of the Third Party Transition Date, Walmart (or its designated subsidiary entity) will, with respect to the Centers, become the provider under such Existing Third Party Contracts. Notwithstanding anything to the contrary in the foregoing, in no event will Manager, without the prior consent of Walmart, transfer to Walmart (or its designated subsidiary entity) an Existing Third Party Contract that will subject Walmart (or its designated subsidiary entity) to requirements applicable to government contractors and sub-contractors, including without limitation any contract that would subject Walmart (or its designated subsidiary entity) to the jurisdiction of the U.S. Department of Labor’s Office of Federal Contract Compliance Programs. The terms and conditions of the transferred or assigned Existing Third Party Contracts shall be identical or substantially similar to the terms and conditions of the Existing Third Party Contracts, and shall be reasonably satisfactory to the Parties.

c.          The Parties agree that the transfer or assignment of Existing Third Party Contracts will occur at such time as the Parties reasonably agree that the objectives of this Section IV.C have been met. The Parties further agree that the transfers or assignments of the Existing Third Party Contracts will occur on a single effective date (the “Third Party Transition Date”) that will be identical to the Contact Lens Transition Date. The Parties contemplate to have the Third Party Transition Date and Contact Lens Transition Date occur no later than December 31, 2012 and agree to reasonably cooperate to cause the Third Party Transition Date to occur within a reasonable amount of time from the Effective Date, taking into account the number of Existing Third Party Contracts, the expected administrative effort on the part of the Parties as well as the third party payers, and coordination with the Contact Lens Transition Date. Such cooperation will include, without limitation, the formation by Walmart of a subsidiary entity or entities to serve as the contracted party under the assigned or transferred Existing Third Party Contracts, and the timely completion and submission of any applicable enrollment forms and applications.
d.          The Parties further agree to reasonably cooperate to prepare and submit, in a timely manner, all enrollment and application forms for participation in, and enter into new contracts with private and public health care programs that will become effective on or after the Third Party Transition Date (“New Third Party Contracts”, together with Existing Third Party Contracts, “Third Party Contracts”). Notwithstanding anything to the contrary in the foregoing, in no event will Manager, without the prior consent of Walmart, arrange for Walmart (or its designated subsidiary entity) to enter into a New Third Party Contract that will subject Walmart (or its designated subsidiary entity) to requirements applicable to government contractors and sub-contractors, including without limitation any contract that would subject Walmart (or its designated subsidiary entity) to the jurisdiction of the U.S. Department of Labor’s Office of Federal Contract Compliance Programs.
e.          Throughout the Term, Manager will use commercially reasonable efforts to obtain favorable contracting terms and conditions (to Walmart or designated subsidiary entity) for all New Third Party Contracts and shall not intentionally disadvantage Walmart through its negotiations with third parties on behalf of Manager’s non-Center operations.
f.          The Parties agree and acknowledge that, in connection with the assignments or transfers of the Existing Third Party Contracts or the acquisition of New Third Party Contracts, it may be necessary that certain of the Licenses are transferred from one Party to the other Party or that the other Party will seek to obtain a new License. In such event, the Parties agree to cooperate reasonably with each other to enable each Party to continue to comply with applicable law or contract.

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

2.           Contact Lenses. The Parties acknowledge that they contemplate that under this Agreement, Manager will initially sell contact lenses on its own behalf from non-California Offices and the Centers and that, upon notification from Walmart, Manager will sell contact lenses on behalf of Walmart under this Agreement (the effective date of such notification, the “Contact Lens Transition Date”). Walmart agrees to reasonably cooperate with Manager in connection with the Contact Lens Transition Date and to, among other matters, provide Manager with thirty days’ notice of such date.
3.           FS Items. The Parties further acknowledge that, with respect to contact lenses sold to customers by FS at any time during the Term, whether at retail or pursuant to managed care plans (“FS Items”), FS will, from the Offices located in California, sell such items on its own behalf and for its own account and shall be entitled to bill, seek payment, file claims, and receive all payments, whether copayments, provider payments, or otherwise from the relevant customers and under the relevant plans.
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G.           Reconciliation of Inventory for Centers. No later than ten days after the end of each calendar month, Manager shall determine the supply of inventory at the Centers as of the end of such calendar month and shall issue a credit or invoice to Walmart for any shortfall or excess of inventory over the inventory level as the last day of the previous calendar month.

V.           WALMART’S OBLIGATIONS
During the Term, Walmart shall at its expense provide and be responsible for, including all the costs related to, the following:
A            Determining appropriate Goods offerings for the Centers (notwithstanding anything to the contrary contained in this Agreement, in no event will any Center sell any Goods not usual and customary for the operation of a vision center without Walmart’s express permission, which it may withhold in its sole discretion);
B.           Establishing and modifying proper pricing for Goods offered in the Centers;
C.           Determining the proper inventory levels and paying for such inventory;
D.           Determining appropriate suppliers for the Centers for Goods;
E.           Complying with all licensing and other legal and regulatory matters;
F.           Approving, in its sole discretion, any other material action outside of the ordinary course of business for the Centers;
G.           Providing the same space for the Centers as under the License Agreement. Notwithstanding anything to the contrary in this Agreement, Walmart and Its employees, agents, and contractors in entering any Center or in making any repairs to any Center or in doing any work in or about any Center will not unreasonably or unnecessarily interfere with or disturb the performance of the Services by Manager;
 H.           Cooperating in good faith with Manager to ensure that all Goods are provided in the Centers in accordance with applicable laws, and the requirements of any private or governmental agency, and in obtaining any Licenses required;

Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

I.          Providing all utilities to the Centers including, without limitation, all electrical services, gas services and water charges. The Parties acknowledge that Manager will maintain its current telephone system and that, with the cooperation of Walmart, Manager may install its own wired internet connections at the Centers. Walmart will provide access to Walmart’s switchboard for telephone calls made to departments within Walmart;
J.         Notifying Manager immediately of any lawsuits or actions, or any threat thereof, that become known to Walmart that could reasonably be expected to have an adverse affect on the operation of one or more Centers; provided, that in, the case of a threat thereof, actual steps to enforce such threat must become known to Walmart or in Walmart’s reasonable judgment appear imminent;
K.        Unless prohibited by law, notify Manager promptly of any actions by any regulatory board, personal injury or properly damage or other loss or damage occurring to or claimed by any party with respect to the Centers and forward promptly to Manager copies of any summons, subpoena, or other like legal document served upon Walmart relating to actual or alleged potential liability of Manager, and, unless prohibited by law, cooperate with the investigation and response to any claim in a manner consistent with the established risk management programs of Manager and Walmart; and
L.         Cooperating with Manager in connection with Third Party Contracts, including Manager’s submission of all enrollment and application forms for participation in private and public health care programs in a timely manner.

VI.          IMPLEMENTATION OF AGREEMENT
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C.           Sale of Warranty Plans. The Parties agree to reasonably cooperate with each other in connection with the approval by Walmart and sale by Manager of warranty and similar programs on behalf of Walmart.
D.           Policies. The Parties acknowledge and agree that, pursuant to various provisions of this Agreement, Walmart has, subject to state and federal laws and the professional judgment of the Managed Personnel who are professionals licensed or registered under those laws, final control and authority over the operation of the Centers, including without limitation the Annual Plan and the associated budget as well as various policies and procedures, including without limitation, policies concerning pricing, marketing, merchandising, and inventory and supplier matters and the offering of Goods that will govern or affect the operation of the Centers and the provision of the Services (collectively, any and all such controls, policies, and procedures, the “Policies”).Walmart shall give Manager prior written notice of at least sixty days of the proposed adoption of any Policy and such Policy shall be deemed to be not an Adverse Policy unless Manager notifies Walmart, within thirty days after receipt by Manager of the notice from Walmart, that Manager has determined that the Policy is an Adverse Policy. The Parties further agree that, if Walmart adopts or requires Manager to adopt a Policy that, in the good faith judgment of Manager, may, either individually or in combination with other Policies, materially and adversely affect the revenues, profitability, management, or operation of the Centers (an “Adverse Policy”),the implementation of the Policy will be delayed until sixty days after the Parties have completed the procedures set forth in Section XII below. In the event that, after completion of these procedures, a Party withdraws from the mediation. Manager may, within thirty days of (1) receipt of notice of such withdrawal by Walmart or (2) the delivery of its own notice of withdrawal, elect to terminate this Agreement upon notice of thirty days to Walmart.

VII.         REMODELED, RELOCATED AND CLOSED STORES
A.           Center Remodel.
1.         “Remodel” means painting, fixing and cleaning, including replacing ceiling tiles, if necessary in a Center.
2.         In 2012, Walmart shall pay to Remodel the Centers listed on the attached Exhibit 4 and the timeframe for the Remodels will be determined in Walmart’s sole discretion.
3.         In 2013, 2014 and 2015, Manager shall Remodel the Centers listed on the attached Exhibit 5.

4.         Manager shall obtain the approval from Walmart for all Remodel work with a projected cost more than $100,000 prior to performing any Remodel work. Any applicable Remodel work performed without approval of Walmart is subject to additional Remodel to Walmart’s satisfaction.
B.            Remodeled or Relocated Stores. In connection with a remodel or expansion of a Store (a “Remodeled Store”) or the replacement or relocation of a Store (a “Relocated Store”):
1.          Walmart may, upon sixty days’ notice to Manager, change the format for any Store about to become a Remodeled Store or Relocated Store;
2.          at the expense of Walmart, Walmart may temporarily relocate a Center within the same Remodeled Store for up to thirty days or such additional time as reasonably required by Walmart;
3.          after completion of a Remodeled Store or Relocated Store, Walmart shall, in a manner consistent with its past practice, conform the format at the Center to the format implemented by Walmart with respect to other Centers, which will be at least in a “white box” condition and will not adversely affect the ability of Manager to operate the Centers, and Walmart shall at its expense relocate the operations from the temporary space to the original space or, as applicable, to the comparable location in the Relocated Store, pay for the costs associated with finishing to “white box” condition any Center, and Manager shall, at Manager’s expense, furnish such Centers;
4.          the Term will, in each case where Manager provides invoices totaling more than $100,000 in actual remodeling expenses for one Remodeled Store or Relocated Store, be extended seven days for every Remodeled Store or Relocated Store that contains a Center (any extension of the Term pursuant to this Section VII.B. shall be in addition to any extension pursuant to Section VIII.A. below); and
5.in exercising any of its rights under this Section, Walmart shall not materially interfere with the operations of the Centers and shall not, by way of example but not limitation, cause the Centers to close for business without having been previously relocated within the impacted Center’s Remodeled Store or Relocated Store.
C.            Closing. Notwithstanding any provision of this Agreement, either Party may, at its sole discretion and upon ninety days’ written notice to the other Party, close up to five Centers per rolling twelve-month period without any further obligation or liability to the other Party and this Agreement will, as of such closure of a given Center, be terminated with respect to such Center; provided however, that Centers closed by Walmart pursuant to Section VIII.B.5 of this Agreement shall not count against the five Center limit.

VIII.        DURATION, TERMINATION AND DEFAULT
A.           Duration.
1.           This Agreement begins on the Effective Date and continues until May 31, 2017, unless sooner terminated or extended in accordance with the terms of this Agreement. This Agreement will automatically renew for one additional five-year term unless one Party gives the other Party written notice of non-renewal no later than November 1, 2016. The initial term and any renewal term of this Agreement are referred to collectively as the “Term.”

2.             Manager’s right to perform the Services at the Centers expires at the end of the Term; provided, however, that if the Option is exercised (regardless of when), and either (a) the Closing occurs or (b) the Closing does not occur for reasons other than the breach by Manager of the provisions of the Option Agreement or the Stock Purchase Agreement, the Term will be extended by six months. Notwithstanding anything to the contrary in this Agreement, if Walmart exercises the Option but, as of May 31, 2017 (or, if the Agreement has been renewed, as of May 31, 2022) the Closing has not occurred, then
a.          if and when the Closing occurs, the Term will, as of the Closing, be extended until November 30, 2017 or, if the Agreement has been renewed, until November 30, 2022;
b.          if the Closing does not occur because of a breach by Manager of the Option Agreement or of the Stock Purchase Agreement, the Term will be deemed to expire sixty days after the date Walmart has terminated either the Option Agreement or the Stock Purchase Agreement as the result of such breach, or
c.          if the Closing does not occur for any other reason, the Term will expire on November 30, 2017 or, if the Agreement has been renewed, on November 30, 2022.
3.            Undefined terms used in this Section VIII will have the meanings given to them in the Option Agreement.
4.            Notwithstanding anything to the contrary in this Agreement, if the Closing occurs, the terms of this Agreement, with respect only to Centers located in the State of California, will cease to apply, effective as of the date of the Closing.
B.            Termination.
1.            Manager shall have the option to terminate this Agreement immediately upon notice to Walmart upon the occurrence of a Material Default by Walmart. “Material Default by Walmart” means Walmart’s failure to perform its material duties and obligations under this Agreement and failure to cure the same within forty-five days after written notice is given by Manager to Walmart specifying the nature of such failure, breach, or default or if such breach or default cannot reasonably be cured within forty-five days, fails to commence such cure or remedy within said forty-five day period or at any time thereafter fails to diligently prosecute such cure or remedy to completion.
2.            Walmart has the right, but not the obligation, to terminate this Agreement upon notice to Manager following the occurrence of any default by Manager. “Material Default by Manager” means Manager’s failure to perform its material duties and obligations under this Agreement and failure to cure the same within forty-five days after written notice is given by

Walmart to Manager specifying the nature of such failure, breach, or default or if such breach or default cannot reasonably be cured within forty-five days, fails to commence such cure or remedy within said forty-five day period or at any time thereafter fails to diligently prosecute such cure or remedy to completion and includes the following (including the expiration of any notice and cure periods):
a.          Subject to Regulatory Uncertainty, Manager fails, for reasons solely within the control of Manager (and not, by way of example and not by limitation, arising out of the acts or omissions of Walmart), to hold and remain the holder of all necessary Licenses required of Manager as the operator, manager and provider of Services and, within a reasonable time (allowing for submission of appropriate materials by Manager, review by applicable authorities, and any associated processing time and similar matters) following receipt of notice from Walmart, fails to obtain such Licenses;
b.         Any member of the Board of Directors or executive officer of Manager commits an act of fraud, misappropriation, embezzlement or a felony directly against Walmart unless, following notice by Walmart to Manager of such act, Manager or one of its affiliates promptly reimburses Walmart for any direct or monetary out of pocket loss resulting from such act;
c.          Manager fails to maintain insurance in the amounts required by this Agreement and does not obtain such insurance within thirty days after written notice thereof is given by Walmart to Manager; or
d.          Manager shall file a voluntary petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute or law relating to bankruptcy, insolvency, or other relief for debtors, whether federal or state, or shall seek, consent to, or acquiesce in the appointment of any trustee, receiver, conservator, or liquidator of Manager, or of all or any substantial part of its properties (the term “acquiesce” as used in this Agreement, being deemed to include but not to be limited to the failure to file a petition or motion to vacate or discharge any order, judgment, or decree providing for such appointment within the time specified by law); or a court of competent jurisdiction shall enter an order, judgment, or decree approving a petition filed against Manager seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future statute or law relating to bankruptcy, insolvency, or other relief for debtors, whether federal or state, and Manager shall consent to or acquiesce in the entry of such order, judgment, or decree, or the same shall remain unvacated and unstayed for an aggregate of sixty days from the date of entry thereof, or any trustee, receiver, conservator, or liquidator of Manager or of all or any substantial part of its properties shall be appointed and such appointment shall remain unvacated and unstayed for an aggregate of sixty days.
3.           This Agreement may be terminated at any time by the mutual written agreement of the Parties and such termination will be effective as of the date specified in such mutual written agreement.

4.             During a period expiring sixty days after receipt by Walmart of the notice described below, Walmart has the right, but not the obligation, to terminate this Agreement upon notice that Manager or any of its affiliates, or any of their respective officers, directors, employees, stockholders, agents, accept an offer from a Competing Business with respect to the possible disposition of all or substantially all of the assets of Manager or the sale of a majority of the assets or capital stock of Manager, or a business combination in which Manager is acquired by a Competing Business, whether such combination occurs by way of merger, consolidation, share exchange or other transactions (“Acquisition Transaction”),Manager shall provide Walmart with not less than twenty days prior written notice of such Acquisition Transaction to include the name, address of the Competing Business. “Competing Business”means any of the entities listed on the attached Exhibit 6.
5.             In the event of a default by Manager that relates to a particular Center, Walmart may proceed with its remedies, including closure of the defaulting Center, for default only as to that particular Center.

IX.          POST-TERMINATION AND TRANSITION PROVISIONS
A.        Transition Provisions. Upon the expiration of the Term, Walmart and Manager shall reasonably cooperate to facilitate the transfer and transition of the management of the optical business conducted at the Centers from Manager to Walmart (or its designee) in the manner described in this Section.
B.        Doctors and Associates. Seven months before the scheduled expiration of the Term, Manager shall provide to Walmart the names and current contact information (the “Contact Information”)of each optometrist and ophthalmologist and each of Manager Personnel then performing services for, in affiliation with, or employed by Manager, at each Office or Center (as applicable, the “Doctors”and the “Associates”). Manager shall reasonably cooperate with Walmart’s efforts to review the qualifications of the Doctors and the Associates for, to the extent permitted by law, employment, sublease arrangement, license agreement or other working relationship with Walmart to commence on or after the expiration of the Term. During the period commencing six months before, and ending two months before, the expiration of the Term (the “Solicitation Period”), Walmart may approach any and all Doctors and Associates, as appropriate, about entering into an agreement for space and equipment or working for or licensing space from Walmart on or after the end of the Term. Walmart shall have a “first right” with respect to such Doctors and Associates during the Solicitation Period; that is, unless and until Walmart notifies Manager in writing that Walmart has elected not to offer to a specific Doctor or a specific Associate (a “Non-Restricted Person”) the opportunity to affiliate with (e.g., through a license agreement) or, as permitted by law, work for or with Walmart, Manager shall not, during the Solicitation Period, approach, solicit or otherwise attempt to induce any Doctor or Associate to affiliate with or work for or with any entity other than Walmart, including Manager; provided that Manager may solicit for employment, hire, or enter into sublease or comparable arrangements with, any such Non-Restricted Person; provided, further, such restrictions will not be construed to interfere with Manager’s existing employment or contractual relationships with such Doctors or Associates, including changes to such relationships in the course of business. Within thirty days after the Solicitation Period, Walmart shall deliver to Manager a list of Doctors and Associates who during the Solicitation Period accepted an offer to affiliate with (through a license or sublease agreement) or accepted an offer of employment or contract to work for or with Walmart (“Designated Individuals”). Manager shall not, at any time before the expiration of the six months following the end of the Term, specifically solicit or otherwise attempt to recruit or contract with any of the Designated Individuals. During the Solicitation Period, Manager shall reasonably cooperate with Walmart in Walmart’s efforts to affiliate or contract with, hire or otherwise retain the services of Doctors and Associates who are not Non-Restricted Persons and Manager shall reasonably cooperate with Walmart in the transition to employment or other relationship with Walmart of such persons who are offered employment or other relationships and affiliations with Walmart. The provisions of this Section will not prevent Manager from engaging in its normal recruitment and solicitation activities that are not specifically aimed at Doctors and Associates, including, without limitation, advertising employment and doctor openings and engaging employment agencies to recruit on behalf of Manager. With respect to such Doctors and Associates who can and do accept direct employment with Walmart, service and prior employment with Manager shall be treated as service and employment with Walmart for purposes of any service, seniority, or employment requirement for vesting or eligibility to participate in any employment benefit plan or arrangement maintained by Walmart. Walmart shall have no obligation whatsoever to hire or otherwise retain the services of or affiliation with any Doctor or Associate, and shall extend such offers in its sole discretion.

C.            Equipment and Display Fixtures. Upon notice given by Walmart to Manager at least ninety days before the end of the Term, Walmart may purchase, pursuant to Schedule F, or, pursuant to the lease attached as Schedule G, lease, for up to three years from the end of the Term, all of the optometric and related equipment, and optical display fixtures (the “E&F”) at the particular Center designated by Walmart, provided, however, that, with respect to any particular Center, Walmart shall either purchase or lease all of the E&F or shall purchase or lease none of the E&F; and, upon at least thirty days’ notice from Walmart of Walmart’s election to discontinue use and lease of any particular E&F, to be given from time to time with respect to such E&F, Walmart shall deliver, at the expense of Manager and in accordance with Section 15 of the lease attached to this Agreement as Schedule G, such E&F to a location designated by Manager. Such option to purchase or lease the E&F will be void and of no force and effect if Walmart fails to timely exercise the option by
1.        providing notice to Manager; and
2.        executing and delivering to Manager the purchase agreement (Schedule F) or the lease (Schedule G).

Notwithstanding the foregoing, and consistent with the terms of Section 15 of the lease attached to this Agreement as Schedule G, that portion of the E&F that consists of optical displays will, upon the expiration or earlier termination of such lease, be deemed abandoned by Manager and disposed of by Walmart at its sole cost and expense, unless Manager, by notice to Walmart sent at least thirty days prior to the expiration or earlier termination of such lease, affirmatively directs Walmart to return such items to the location designated by Manager, in accordance with the terms of the lease attached to this Agreement as Schedule G. Walmart is under no obligation to purchase or lease any E&F from Manager.
D.            Removal of Property. Manager shall retain ownership of, and shall promptly remove from each Center no later than two days after the end of the Term, its point of sale (POS) equipment. Manager shall remove, at its sole cost and expense, any of its personal property other than the E&F purchased or leased by Walmart provided above, prior to the end of the Term. Any personal property of Manager, other than the E&F if and to the extent that Walmart has exercised the foregoing option, remaining in the Centers three days after the end of the Term will be deemed abandoned by Manager, unless Manager has previously notified Walmart of Manager’s intention to remove such property. In such event, Walmart may store the property at the reasonable expense of Manager at a place and in a manner of Walmart’s choosing. Regardless, in the event Manager has not removed any of its property within fifteen days following the end of the Term (other than the E&F that Walmart opts to purchase or lease as provided for above), such property will become the property of Walmart, at Walmart’s sole option.
E.            Records. Upon termination of this Agreement for any reason:
1.          All Confidential Information will be treated in accordance with Section XI of this Agreement.
2.          All PHI will be treated in accordance with Section XI of this Agreement.
3.          All records and files of the Centers that are not considered PHI for Goods, in whatever form or format, except as addressed in Sections XI, below and in this Section IX (the “Records”),shall remain the property of Walmart, provided, however, that to the extent readily identifiable and segregable, Manager shall be permitted to redact such Confidential Information or PHI from the Records.
4.          All Records in the possession of Manager or its affiliates shall be returned or transferred to Walmart upon the termination of this Agreement and Walmart shall assume responsibility for and custody and control of the Records.
5.          During the sixty day period following the termination of this Agreement, each Party will have full and free access to the Records if necessary, and Manager, at Manager’s expense, will be entitled to retain any and all copies of Records as allowed by law and thereafter Manager will continue to have access to Records as permitted by this Agreement and applicable law; provided, further, however, that Manager will own any and all records relating to the provision by Manager of Third Party Items before the Third Party Transition Date and contact lenses before the Contact Lens Transition Date, and that Manager will cooperate with Walmart with respect to requests by customers to transfer such records to Walmart locations in a manner consistent with applicable law.
6.          The Parties agree to engage in good faith efforts to cooperate and coordinate the sharing and transfer of Records, to the extent permitted by applicable law and this Agreement, in order to provide services to the customers of the Centers, and for other legitimate corporate purposes.
7.          Manager shall not copy or otherwise retain any information in the Records; provided, however, that subject to Schedule H, Manager shall not be required to destroy electronic backup tapes made in the ordinary course of business; provided, further, however, that Manager shall not use any such information in a manner inconsistent with the terms of this Agreement, including Schedule H, and shall not use such information to solicit or marketthose Center customers who received Goods at the Centers. Subject to applicable law, Walmart will grant Manager reasonable access, at Manager’s cost, to the Records, with an opportunity to obtain paper or electronic copies at Manager’s expense, during normal business hours and upon reasonable notice for appropriate legal and business purposes, including, without limitation, in connection with any audit or investigation of Manager by any government agency. Walmart will cooperate with Manager with respect to requests by customers to transfer their records to Manager locations other than the Centers in a manner consistent with applicable law; provided, however that the provisions of this sentence will not be construed to authorize Manager to use the Records to:
1.          solicit customers of Walmart; or
2.          encourage customers not to do business with Walmart at any time. Manager also agrees to maintain and use Records, following a grant of access as described immediately above, in conformity with state law and the requirements of Schedule H.
F.            Inventory. Upon the termination of this Agreement, Manager shall purchase from Walmart all existing inventory in the Centers in exchange for a payment in an amount equal to the amount Walmart acquired such inventory from Manager; such payment to be made within five days of the final determination of the amount of such inventory.
G.            Amounts Due. Upon the termination of this Agreement, any amounts due to a Party under this Agreement will be paid within thirty days of the effective date of termination.
H.            Cooperation. The Parties shall cooperate with each other and take such other steps as are reasonably necessary to terminate their relationship.

X.            INSURANCE AND INDEMNIFICATION
A.           Insurance.
1.            During the Term, Manager will at all times maintain, at a minimum, insurance in the following types and amounts:

Type of Insurance	Coverage
(a) Worker’s Compensation	Statutory
(b) Employment Practices Liability	$500,000
(c) Comprehensive General Liability	$1,000,000 per occurrence $3,000,000 aggregate
(d) Automobile Liability (including without limitation, bodily injury and property damage for owned or non-owned vehicles)	$1,000,000 combined single limit
(e) Umbrella Liability	$10,000,000
(f) Errors & Omissions including Cyber and Privacy Liability	$10,000,000 each claim and in the annual aggregate
2.        All insurance policies must have such deductibles and cover such risks of loss as customarily maintained by persons engaged in similar businesses as Manager. With respect to policies (c), (d), (e), and (f) referenced above, Walmart shall be included as an additional insured as its interest may appear. Manager shall not allow coverage to lapse for any reason whatsoever without providing prior written notice of at least fifteen days to Walmart. Upon execution of this Agreement, at each annual renewal of insurance or upon request from Walmart, Manager shall deliver such certificates of insurance as may be necessary to show compliance with the insurance requirements of this Agreement. If Manager fails to maintain the insurance required by this Agreement and does not cure this deficiency within ten days after receipt of notice from Walmart, Walmart may, but is not be obligated to, procure such insurance and to deduct from amounts due to Manager for Services rendered any premium costs and other reasonable expenses incurred by Walmart in procuring any such insurance.
B.        Indemnity by Manager. Subject to the provisions of Section X.D. and X.E., Manager shall indemnify, defend, and hold harmless Walmart and its Indemnitees, against any Claim for Damages raised or asserted by a third party, including a government entity, even if the Claim is groundless, fraudulent, or false, to the extent resulting from or arising out of: (i) any violation by Manager of a patent, copyright, trademark, trade secret, or other proprietary right of such third party; (ii) any actual or alleged breach of this Agreement by Manager, including, but not limited to, any breach by Manager of the representations and warranties and covenants contained in this Agreement; (iii) any violation of applicable law by Manager; (iv) any actual or alleged negligence or willful misconduct by Manager; and (v) all sales, gross receipts and other taxes, including penalty and interest, assessed against Walmart if and to the extent such assessment is attributable to Manager’s failure to collect or pay to Walmart or the taxing authority the correct amount of state or local tax or both on taxable sales of Goods. “Claim” means any action, cause of action, claim, or any other assertion of a legal right. “Damages” means out of pocket damages and expenses and includes punitive damages, fines, judgments, losses, liabilities and expenses (including, but not limited to, reasonable attorneys’ fees and costs, expert witness fees and bond premiums) and regulatory actions, sanctions or settlement payments. “Indemnitees” means, with respect to a party, its subsidiaries, affiliates, officers, directors, employees, and agents, all collectively.
C.          Indemnity by Walmart. Subject to the provisions of Section X.D. and X.E., Walmart shall indemnify, defend, and hold harmless Manager and its Indemnitees, against any Claim for Damages raised or asserted by a third party, including a government entity, even if the Claim is groundless, fraudulent, or false, to the extent resulting from or arising out of: (i) any violation by Walmart of a patent, copyright, trademark, trade secret, or other proprietary right of such third party; (ii) any actual or alleged breach of this Agreement by Walmart; (iii) any violation of applicable law by Walmart; (iv) any actual or alleged negligence or willful misconduct of Walmart or that of any of its officers, directors, agents, or employees; (v) any acts or omissions of Walmart or any of Walmart’s employees, acts or omissions of Manager Personnel performed at the direction of Walmart, any other liability of Walmart and from any reasonable counsel fees and other costs and expenses incident to any of the above.
D.          Waiver of Subrogation. Walmart and Manager (each a “Waiving Party”)each hereby waives and release all rights of recovery against the other and the other’s agents and employees (the “Released Parties”)on account of loss or damage to the property of the Waiving Party to the extent that such loss or damage is required to be insured against under any property damage insurance policies required to be carried by this Agreement. By this waiver it is the intent of the Parties that the Released Parties shall not be liable to the Waiving Party or any insurance company (by way of subrogation or otherwise) insuring the Waiving Party for any loss or damage insured against (or that could have been insured against) under any property damage insurance required by this Agreement, even though such loss or damage might be caused by the negligence of one (1) or more of the Released Parties; provided, however, that the mutual release contained herein will not apply to damage to the Waiving Party’s property caused by the gross negligence or willful misconduct of any of the Released Parties. If the Waiving Party does not carry, or is not required to carry, property damage insurance pursuant to this Agreement, this release will apply to damage to the Waiving Party’s property that would have been covered by a policy of “all risk” or “special form” property damage insurance if the Waiving Party had maintained such insurance.
E.          Limitations. Each Party and its Indemnitees shall not be entitled to recover any special, consequential, exemplary, future, or incidental Damages from the other Party or its Indemnitees under this Section X. The Parties agree that the sole and exclusive remedy for Damages suffered by a Party and its Indemnitees arising out of or related this Agreement shall be pursuant to this Section X.

XI.          CONFIDENTIAL INFORMATION; PROTECTED HEALTH INFORMATION
A.           Definitions.
1.    “Confidential Information” means all information of the Disclosing Party that is not generally available to the public and is used, obtained or developed by the Disclosing Party in connection with its business and which is disclosed in writing, verbally, electronically or any other means by the Disclosing Party to the Receiving Party after the Effective Date including, without limitation, any information relating to:
a.          the development, testing, price, complaints about, or defects in the Services; or
b.          the Disclosing Party’s inventions, discoveries, improvements, methods, finances, operations, processes, plans, products, services, know-how, design rights, trade secrets, market opportunities, suppliers, specifications (including payer requirements). In addition, the terms and conditions of this Agreement are Confidential Information.
2.    “Disclosing Party” means the person or entity providing Confidential Information to the Receiving Party.
3.    “Protected Health Information” means the definition in 45 C.F.R. § 160.103 (“PHI”).
4.    “Receiving Party” means the person or entity receiving Confidential Information from the Disclosing Party.
B.            Use and Treatment of Confidential Information. The Receiving Party shall hold the Confidential Information in confidence to the same extent and in the same manner as it protects its own Confidential Information, but in no event using less than reasonable care, in order to prevent unauthorized duplication or disclosure of any Confidential Information of the Disclosing Party that the Receiving Party acquires during the course of its activities under this Agreement and shall not use any of the Confidential Information of the Disclosing Party for any purpose other than in furtherance of the Receiving Party’s obligations under this Agreement.
1.         Notwithstanding the foregoing, the Receiving Party may disclose Confidential Information of the Disclosing Party to its employees, officers, shareholders, agents, consultants or contractors who need to have access to the Confidential Information, and who are informed by the Receiving Party of the confidentiality obligations imposed by this Agreement, and who are bound by obligations with respect to the Confidential Information substantially the same as the terms and conditions of this Section of this Agreement.
2.         Notwithstanding the foregoing, the Receiving Party may disclose Confidential Information:
a.         in connection with a mediation, tax proceedings or other litigation that involves the terms of this Agreement and in connection with its obligations under this Agreement;
b.         to its directors, affiliates, accountants, attorneys, advisors, insurers, and other individuals who need to know such contents in connection with their duties on behalf of Receiving Party;
c.         to government authorities if required by law; and
d.         upon the prior written consent of the Disclosing Party.
3.         The Receiving Party may disclose Confidential Information to actual or potential assignees, financing sources, acquirers and other parties that may enter into business or capital transactions with Receiving Party or its affiliates if the confidentiality of such disclosures is protected by applicable law or a binding confidentiality agreement.

4.         The Receiving Party acknowledges and understands that any right, title and interest in and to the Disclosing Party’s Confidential Information is vested in the Disclosing Party.
5.         The obligations of confidentiality provided in this Agreement survive for a period of two years after the expiration or termination of this Agreement for any reason; provided, however, with respect to any item of Confidential Information that rises to the level of a trade secret under applicable law. such obligations will survive the expiration of such two year period and remain in full force and effect for so long as the applicable Confidential Information remains a trade secret.
6.         The Receiving Party shall not be liable for the disclosure of Confidential Information if the Confidential Information so disclosed:
a.          was in the public domain at the time of disclosure without breach of this Agreement;
b.          was lawfully known to, or contained in the records of, the Receiving Party from a source other than the Disclosing Party at the time of disclosure by the Disclosing Party to the Receiving Party as evidenced by written records;
c.          was independently developed without use of the Confidential Information of the Disclosing Party; or
d.          becomes lawfully known to the Receiving Party from a source other than the Disclosing Party without breach of this Agreement by the Receiving Party.
7.         If a Receiving Party is required to disclose the Confidential Information of the Disclosing Party pursuant to court order or as otherwise compelled by subpoena or other legal process, the Receiving Party may do so but only after reasonable advance written notice to the Disclosing Party to enable it to seek legal protection or confidential treatment of such Confidential Information and only to the extent that such disclosure has been so required or requested by a court or governmental authority.
C.            Destruction or Return of Confidential Information. Upon the termination or expiration of this Agreement for any reason, all Confidential Information disclosed under this Agreement will be promptly returned to the Disclosing Party or, upon the request of the Disclosing Party, will be promptly destroyed and certified as destroyed by an officer of the Receiving Party. Notwithstanding the foregoing, the Receiving Party may retain one copy of the Confidential Information as required by law.
D.            Protected Health Information. PHI is not Confidential Information. All PHI is governed by the terms and conditions of the Business Associate Addendum attached as Schedule H tothis Agreement. By signing this Agreement, the Parties agree to comply with the terms and conditions of the business associate addendum attached to this Agreement as Schedule H (“Business Associate Addendum”). Notwithstanding any other provision to the contrary in this Agreement or any schedule or exhibit, the terms and conditions of Schedule H will prevail with respect to any item covered by or contained in Schedule H.

E.            Information Security. By signing this Agreement, the Parties agree to comply with the terms and conditions of the information security addendum attached to this Agreement as Schedule I (“Information Security Addendum”).Notwithstanding any other provision to the contrary in this Agreement or any schedule or exhibit, the terms and conditions of Schedule I will prevail with respect to any item covered by or contained in Schedule I.
F.            Ownership.
1.          All Confidential Information transmitted by the Disclosing Party to the Receiving Party is the sole property of the Disclosing Party. Except as otherwise provided in this Agreement, such information and data is to be used only in providing the Services, and no rights are given to the Receiving Party under this Agreement to use the Disclosing Party’s information and data in any other way, individually, collectively, in the aggregate, nor in statistical summaries, nor to divulge or make public such information and data in any way without the express written consent of the Disclosing Party.
2.          All PHI arising out of the provision of Goods is the sole property of Walmart.
G.            Remedy. The Parties acknowledge and agree that irreparable harm may result to a Party upon any breach of the covenants contained in this Section by the other Party and that damages arising out of such breach may be difficult to ascertain. Therefore, the Parties agree that, in addition to all other remedies provided at law or in equity, the non-breaching Party may seek, without bond, from a court of law or equity both temporary and permanent injunctive relief to prevent a breach of any of such covenants.

XII.         MEDIATION
Any dispute, controversy, or claim arising out of this Agreement, including a dispute arising from a determination by Manager that a Policy is an Adverse Policy (a “Dispute”),will initially be settled in accordance with the provisions of this Section XII.
A.           Negotiation by Senior Executives. The Parties shall first attempt to settle any Dispute by negotiation between senior executives of the Parties. Senior executives for Walmart will be senior leaders in the Walmart or Sam’s Club Health & Wellness Divisions; senior executives for Manager will be officer level and include the chief executive officer of Manager.
B.            Mediation. If, within thirty calendar days of the receipt of notice of a Dispute by a Party, the Dispute is not settled through Walmart’s open door policy, then either Party may refer the Dispute to a neutral party (“Mediator”).The Parties will, within ten days after such referral, designate a Mediator who will be available to the Parties to assist and recommend to the Parties the resolution of any Dispute. The Mediator will be selected mutually by the Parties. The Mediator should be experienced with the kind of business involved in the Parties’ relationship, and should have no conflicts of interest with either of the Parties or have a relationship with either Party that would influence the Mediator’s impartiality. The Mediator shall have disclosed to the Parties any relationship with either Party that might reasonably give rise to a claim that the Mediator is impaired or biased as to any matters that are subject to mediation. The Parties will initially brief the Mediator about the nature, scope and purposes of their business relationship and equip the Mediator with copies of basic contract documents. As soon as a Dispute is submitted to the Mediator, the Mediator will set an early date for a conference at which each Party will be given an opportunity to present evidence, but in any event within thirty days of submission of the Dispute to the Mediator. The proceedings should be informal and the Parties will not make a recording of the mediation. The Parties may have representatives at the mediation. The Mediator may ask questions of the Parties and witnesses, but should not during the mediation express any opinion concerning the merits of any facet of the matter under consideration. After the mediation, the Mediator will deliberate and issue a written recommendation on the Dispute. Within ten days of receiving the recommendation, each Party will respond by either accepting or rejecting the Mediator’s recommendation. Failure to respond means that the Party accepts the recommendation. If the Dispute remains unresolved, either Party may appeal back to the Mediator, or resort to other methods of settlement or litigation. Manager shall pay the Mediator compensation and other reasonable costs. The location of any Mediation will be Chicago, Illinois.
C.        The Parties, their counsel and all attendees agree that the mediation and all negotiations and communications related thereto constitute settlement discussions. The Parties, their counsel, the Mediator, and all attendees shall make no statement of any type or nature, whether written or oral, to the news media or any other third party regarding the mediation, provided, however, that the Parties may report to a court whether the mediation was successful or unsuccessful, or if the disclosure is required under applicable laws. All statements by the Parties, their counsel, and the Mediator relating to the mediation, and any documents created for or during these proceedings, are inadmissible and not discoverable for any purpose, in any pending or subsequent judicial, quasi-judicial, arbitration, or any other proceeding, absent consent of all Parties, and absent such consent shall not be disclosed by the Mediator or any Party or counsel to the press or otherwise made public. The Mediator will not be subpoenaed or requested to testify by any Party or counsel in respect of the mediation without consent of all Parties. Notes and any other materials generated during the conference by the Mediator, the Parties, or otherwise in connection with the mediation shall be confidential and will not be subpoenaed by any Party. However, evidence that is otherwise admissible or discoverable shall not be rendered inadmissible or non-discoverable as a result of its use in the mediation. When a Party or counsel meets alone with the Mediator, he or she will clearly inform the Mediator what statements or documents shall remain confidential, and what may be shared with the other Party. If such information is not provided the Mediator, it shall be presumed that all such statements and documents may be shared with the opposing Party and counsel. The Mediator shall have the same immunity as judges under federal law, and the parties jointly and severally agree to hold harmless and defend the Mediator in connection with any subpoena or other claims or demands against the Mediator arising out of this mediation. There is no attorney/client relationship between the Mediator and any Party or other person in the mediation and the Mediator does not provide legal advice.

D. Any Party may withdraw from the mediation on written notice to the other Party if the Mediator declares the mediation at an impasse or if any Party rejects the Mediator’s written recommendations.

XIII.	REGULATORY & COMPLIANCE MATTERS

A.         Government Approvals. The Parties shall give any notices to, make any filings with and use their reasonable best efforts to obtain any authorizations, consents, and approvals of, governments and governmental agencies in connection with the transactions contemplated by this Agreement.
B.         Compliance with All Applicable Laws. The Parties shall comply with all applicable federal, state and local statutes, laws, ordinances, rules and regulations, and with the orders of all courts of law pertaining to the Agreement and the performance of the Parties’ respective obligations in this Agreement.
C.         Immigration Compliance. Manager will at all times during the Term comply in all material respects with all immigration laws, statutes, rules, codes, orders, and regulations including, without limitation, the Immigration Reform and Control Act of 1986, as amended, and the Illegal Immigration Reform and Immigrant Responsibility Act of 1996, as amended, and any successor statutes. Manager shall at all times during the Term properly maintain all records required by the United States Citizenship and Immigration Services (the “USCIS”)including, without limitation, the completion and maintenance of the Form 1-9 for all Manager’s employees providing the Services at the Centers, and shall at all times during the Term respond in a timely fashion to any inspection requests related to such I-9 Forms. During the Term, Manager shall, and shall cause its directors, officers, managers, agents and employees to, fully cooperate in all respects with any audit, inquiry, inspection or investigation that may be conducted by the USCIS of Manager or any of its employees providing the Services at the Centers. Manager shall, on a bi-annual basis during the Term, conduct an audit of the I-9 Forms for its employees and shall promptly correct any defects or deficiencies that are identified because of such audit. If, at any time during the Term, Walmart informs Manager that it is in breach of this Section with respect to any employee of Manager performing Services at the Centers, Manager shall, within thirty days of receiving such notice, correct such non-compliance to Walmart’s reasonable satisfaction (it being understood that the termination of such employee, together with the implementation by Manager of adequate controls in order to reasonably prevent such breach from re-occurring in the future with respect to any other employees of Manager performing Services at the Walmart facilities, will be a cure to such non-compliance that is reasonably satisfactory to Walmart). If Manager does not cure such non-compliance with such 30-day period in accordance with the immediately preceding sentence, then, during the 30-day period immediately following the expiration of the 30-day period referred to in the immediately preceding sentence, Walmart may terminate this Agreement unless, prior to the expiration of such second thirty day period, Manager has cured such non-compliance. The terms and provisions of this Section XIII.B shall apply only to those employees of Manager who provide Services.
D.         Criminal Background Checks and Exclusion Screening. In advance of assigning any employee who is hired on or after May 1, 2012, to do any work at the

Centers, each Party shall inquire diligently into and screen the qualifications of each person whom it assigns to do any work at the other Party’s facilities, and each Party shall not assign any person to do any work at the other Party’s facilities if the person poses a reasonably ascertainable risk to the safety or property of such other Party or its employees, customers, or business invitees. For purposes of this provision, “inquire diligently into and screen” means conducting a criminal background check in accordance with federal and state law, properly checking references, and using such other methods to determine the qualifications of any person whom such Party assigns to do any work at the other Party’s facilities as a reasonable and prudent employer might utilize under the circumstances, and shall include the appropriate review at hire and periodically thereafter of the HHS OIG List of Excluded Persons and other industry standard screening practices. Also, “risk” means any propensity to engage in violence, sex crimes, fraud, theft, vandalism or any other conduct likely to result in harm to a person or property.
E.         Authorization Verification Requirements. Manager shall comply with all federal, state and local laws and regulations, including, but not limited to, labor and employment laws, such as the Immigration Reform and Control Act of 1986, as amended, and the Illegal Immigrant Reform and Immigrant Responsibility Act of 1996, as amended. Manager shall comply with immigration laws requiring verification of employment authorization.

1. Certification of Compliance. Manager represents and warrants that:

a.          Manager will have a qualified professional review the I-9 forms, and supporting documentation, for all employees of Manager who work on any Walmart project and/or on any Walmart facilities;
b.          Manager warrants that, it will exercise commercially reasonable efforts to obtain identity and employment authorization documentation for each worker that appears to be reasonably genuine on its face and relates to the person presenting it; and
c.          Manager will require its subcontractors who work on any Walmart project or in any Walmart facilities to comply with applicable immigration law requirements.

2. Plan of Compliance. Manager shall have, and require its subcontractors to comply with applicable immigration law requirements. In addition, Manager shall require the following:

a.          Manager’s employees and its subcontractor’s employees have and maintain on their persons valid government-issued identification card when legally obligated to do so;
b.          Manager will maintain copies of I-9s and supporting documentation for each Manager employee;
c.          Manager will require its subcontractors to maintain copies of I-9s and supporting documentation for each subcontractor employee; and
d.          Manager will maintain an updated list of all Manager’s employees and subcontractors who work on any Walmart project and in any Walmart facilities.

3. The terms and provisions of this section will apply only to those employees of Manager who provide Services.

XIV.	MISCELLANEOUS

A.          Severability. Each provision of this Agreement is severable. If any term or provision hereof is determined by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such provision will be severed from this Agreement and will not affect the validity of the remainder of this Agreement.
B.          Entire Agreement and Confirmation. This Agreement (including the documents referred to in this Agreement) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter of this Agreement. Upon the reasonable request of a Party, the other Party shall provide a statement that this Agreement is unmodified and in full force and effect, except to the extent that the foregoing is not the case,
C.          Waiver: Consents. No consent or waiver, express or implied, by either Party to or of any breach or default by the other Party in the performance by the other of its obligations under this Agreement will be valid unless in writing and no such consent or waiver will be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Party of the same or any other obligations of such Party. Failure on the part of either Party to complain of any act or failure to act by the other Party or to declare the other Party in default, irrespective of how long such failure continues, will not constitute a waiver by such Party of its rights under this Agreement. The granting of any consent or approval in any other instance by or on behalf of Walmart or Manager will not be construed to waive or limit the need for such consent in any other or subsequent instance. The granting of such consent or approval will be determined in a reasonable and good faith manner.
D.          Assignment. Except as provided in this Section, neither Party shall have the right, power or authority to assign this Agreement, without the prior written approval of the other Party. Notwithstanding anything to the contrary in this Agreement, each Party may assign or convey its interest in this Agreement, to its parent or subsidiary companies at any level. Without waiver of the foregoing provisions, all of the rights, benefits, duties, liabilities and obligations of the Parties will inure to the benefit of and be binding upon the Parties and their respective successors and assigns.
E.          Delegation. Manager may delegate the performance of manufacturing, maintenance and fixture replacement to any delegates that meet the standards set forth in this Agreement and, if applicable, the supplier agreement between the Parties; provided however, that Manager shall obtain Walmart’s approval for any delegation for the performance of different duties, which Walmart will not unreasonably withhold. Manager represents and warrants that the delegates set forth on Schedule J meet the standards set forth in this Agreement and the supplier agreement between the Parties and Walmart approves of these delegates. Manager shall provide thirty days advance written notice to Walmart to propose additions to Schedule J.

F.          Entire Agreement and Amendment. This Agreement, including the documents referred to in this Agreement, constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter of this Agreement. To be effective, any modification of this Agreement must be in writing and signed by both Parties.
G.          Interpretation. Whenever the context requires, all words used in the singular number will be deemed to include the plural and vice versa, and each gender will include any other gender. The use in this Agreement of the word “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” or “but not limited to,” or words of similar import) is used with reference thereto, but rather will be deemed to refer to all other items or matters that could reasonably be included within the broadest possible scope of such general statement, term, or matter. The terms “Exhibit” and “Schedule” used in this Agreement refer to the exhibits and schedules identified in and attached to this Agreement and that are incorporated and made a part of this Agreement.
H.          Survival. The expiration or earlier termination of the Term shall not destroy or diminish the binding force and effect of any of the provisions of this Agreement that expressly, or by reasonable implication, come into or continue in effect on or after such expiration or termination including, without limitation, (1) either Party’s obligation to pay any fees, taxes, or charges incurred or due under the terms of this Agreement with respect to the time period before termination or expiration; and (2) the rights and obligations of the Parties contained in Sections IX, X, XI, XII, and XIV to this Agreement
I.          Notices. All notices, requests, demands, claims and other communications regarding this Agreement (exclusive, however, of invoices provided under this Agreement) must be in writing and will be deemed given (i) when delivered personally to the recipient, (ii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iii) four business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid and addressed to the intended recipient as set forth below:

Walmart:
Senior Vice President and GMM Health & Wellness Division Wal-Mart Stores, Inc. Mail Stop #0230 702 Southwest 8th Street Bentonville, Arkansas 72716-0230

With a copy to:
Senior Vice President & General Counsel for Walmart Stores Wal-Mart Stores, Inc. Mail Stop #0185 702 Southwest 8th Street Bentonville, Arkansas 72716-0185

Manager:
President and Chief Executive Officer National Vision, Inc. 296 Grayson Highway Lawrenceville, GA 30046

With a copy to:
General Counsel National Vision, Inc. 296 Grayson Highway Lawrenceville, GA 30046

Any Party may change the address to which notices, requests, demands, claims and other communications required by this Agreement are to be delivered by giving the other Party notice in the manner set forth in this Agreement.
J.          Counterparts. This Agreement may be signed in counterparts and all reproductions of an executed original (with reproduced signatures) will be deemed an original but all of which together will constitute the same instrument.
K.         Force Majeure. A Party shall not be liable nor shall it be deemed to be in default for any delay or failure in performance under this Agreement or other interruption of service or employment deemed resulting directly or indirectly from Acts of God, civil or military authority, acts of public enemy, war, accidents, fires, explosions, earthquakes, floods, failure of transportation, or any similar or dissimilar cause beyond the reasonable control of the Party.
L.          Representations and Warranties. Each Party (in such capacity, the “Representing Party”)represents and warrants to the other Party that:

1.          Organization. The Representing Party is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. The Representing Party is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required for the operation of its business.
2.          Authorization of Transaction. The Representing Party has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Representing Party, enforceable in accordance with its terms and conditions.
3.          Noncontravention. Neither the execution and the delivery of this Agreement, nor the performance under this Agreement by the Representing Party, will:

a.          violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any governmental authority to which the Representing Party is subject or any provision of the charter or bylaws of the Representing Party; or
b.          conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Representing Party is a party or by which it is bound or to which any of its assets is subject.

M.         Governing Law. This Agreement will be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.
N.          Jurisdiction: Venue. The Parties agree that any claim or suit between or among any of the Parties relating to or arising under or in connection with this Agreement may only be brought in and decided by the state or federal courts located in the State of Delaware, such courts being a proper forum in which to adjudicate such claim or suit, and each Party hereby waives any objection to each such venue and waives any claim that such claim or suit has been brought in an inconvenient forum.
O.          Press Releases. Neither Party will issue public press releases of any kind referencing the other Party, this Agreement or the Parties’ conduct under this Agreement without the express written permission of the other Party except as may be required by applicable law. If the Parties do agree to issue or allow the other Party to issue any such press release, then such press release will be subject to each Party’s prior written approval of both the content and the type of release not to be unreasonably withheld or delayed. Without limiting the generality of the foregoing, a Party may not, except as otherwise provided in this Agreement, use the other Party’s stock ticker symbol or logos without the other Party’s express prior written consent. In no event will a Party be entitled to use the other Party’s logo or other trademarks without such Party’s prior written consent, and if such consent is given, such use must be in accordance with the fashion and style and usage as approved by such Party.
P.          Remedies Cumulative. Unless otherwise provided in this Agreement, (1) all rights and remedies granted to each Party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies otherwise available to such Party in this Agreement; and (2) termination or expiration of this Agreement will not limit either Party from pursuing any other remedies available to it, including injunctive relief, in connection with any of its rights accrued or otherwise existing up to the date of such termination or expiration.
Q.          LIMITATION OF DAMAGES. EXCEPT WITH RESPECT TO A PARTY’S FRAUD OR WILLFUL MISCONDUCT AND EXCEPT WITH RESPECT TO A PARTY’S BREACH OF SECTION XI, NEITHER PARTY WILL BE LIABLE (WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING, BUT NOT LIMITED TO, NEGLIGENCE), PRODUCT LIABILITY OR OTHER THEORY), TO THE OTHER PARTY FOR ANY INCIDENTAL,

CONSEQUENTIAL, PUNITIVE, EXEMPLARY, SPECIAL, OR INDIRECT DAMAGES OR FOR ANY LOSS OF PROFIT, REVENUE, DATA, BUSINESS OR USE WHETHER IN CONTRACT OR TORT WHETHER OR NOT THE POSSIBILITY OF SUCH DAMAGES HAS BEEN DISCLOSED OR IS REASONABLY FORESEEABLE, provided, however, that either Party may recover any charges and fees that are owing under this Agreement.
R.          Remedies and Injunctive Relief. The Parties acknowledge that any violation of the material provisions of this Agreement will cause irreparable harm to the other Party for which a remedy at law would be inadequate and damages would not be readily calculable. Therefore, the Parties agree that, in addition to any other available remedies, the injured Party is entitled to seek a temporary restraining order, preliminary injunction or other equitable relief to prevent any threatened, actual or continuing violation of such provisions.
S.          Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer any rights, benefits, remedies, obligations or liabilities on any person other than the Parties or their respective successors or permitted assigns.

The Parties are signing this Agreement as of the dates below.

WAL-MART STORES, INC.		NATIONAL VISION, INC.

By:	/s/ Scott McCall	By:	/s/ L. Reade Fahs
	Scott McCall Senior Vice President		L. Reade Fahs President and Chief Executive Officer

Date:	5/16/12	Date:	May 15, 2012

SCHEDULE A
List of Centers and Minimum Hours of Operation

Store #	City	State	Sun	Mon	Tue	Wed	Thu	Fri	Sat
2074	Wasilla	AK		9am- 9pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 6pm
662	Decatur	AL		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
866	Mobile	AL		8am- 8pm	8am- 8pm	8am- 8pm	8am- 8pm	8am- 8pm	9am- 6pm
2111	Birmingham	AL		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
1218	Casa Grande	AZ		8am- 8pm	8am- 8pm	8am- 8pm	8am- 8pm	8am- 8pm	9am- 6pm
1240	Sierra Vista	AZ		8am- 8pm	8am- 8pm	8am- 8pm	8am- 8pm	8am- 8pm	9am- 6pm
1417	Prescott	AZ		8am- 8pm	8am- 8pm	8am- 8pm	8am- 8pm	8am- 8pm	9arn- 6pm
1549	Phoenix	AZ		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
1612	Tucson	AZ		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
1646	Mesa	AZ		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2113	Phoenix	AZ		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2482	Mesa	AZ		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2512	Phoenix	AZ		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
1805	La Quinta	CA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
1853	Hemet	CA	9am- 5pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
1988	Roseville	CA	11am- 5pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2002	Gilroy	CA	12pm- 5pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2082	Cerritos	CA	12pm- 5pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2150	San Diego	CA	12pm- 5pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 7pm
2161	Pleasanton	CA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm

Store #	City	State	Sun	Mon	Tue	Wed	Thu	Fri	Sat
2177	San Diego	CA	10am- 6pm	9am- 8pm	9am- 9pm	9am- 8pm	9am- 9pm	9am- 8pm	9am- 7pm
2190	Woodland	CA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2206	Laguna Niguel	CA	12pm- 5pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 5pm
2218	Foothill Ranch	CA	12pm- 5pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2242	Anaheim	CA	12pm -5pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2245	Oceanside	CA	11am- 5pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 7pm
2251	City Of Industry	CA		9am- 9pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 7pm
2253	El Cajon	CA	11am- 5pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 7pm
2277	Clovis	CA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2280	Mountain View	CA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2288	Pomona	CA		9am- 9pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 6pm
2291	Chula Vista	CA	12pm- 5pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 7pm
2292	Covina	CA		9am- 9pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 6pm
2297	Stevenson Ranch	CA		9am- 9pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 6pm
2401	Duarte	CA	12pm- 5pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 6pm
2458	Salinas	CA	12pm- 5pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2479	San Diego	CA	12pm- 5pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 7pm
2494	Oceanside	CA	11am- 5pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 6:30pm
2495	Westminster	CA	12pm- 5pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2507	Santa Maria	CA	12pm -5pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2517	Santa Ana	CA	12pm- 5pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2523	Brea	CA	12pm- 4pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm

2

Store #	City	State	Sun	Mon	Tue	Wed	Thu	Fri	Sat
2526	Northrldge	CA	11am- 4pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 6pm
2536	Tulare	CA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2537	Redding	CA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2546	Orange	CA	12pm- 5pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2553	Windsor	CA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8gm	9am- 6pm
2556	Arroyo Grande	CA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am 6pm
2557	Bakersfield	CA	12pm- 5pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2568	Panorama City	CA	10am- 5pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 6pm
2598	Sacramento	CA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2609	Lakewood	CA	12pm- 5pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 7pm
2621	Simi Valley	CA		9am- 9pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 6pm
2648	San Leandro	CA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2697	Antioch	CA	12pm- 5pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2842	Corona	CA		9am- 9pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 6pm
924	Sterling	CO		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
1208	Wheat Ridge	CO		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
1252	Littleton	CO		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
1689	Aurora	CO		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
1896	Colorado Springs	CO		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2125	Lakewood	CO		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2223	Westminster	CO		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2163	Shelton	CT		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
3

Store #	City	State	Sun	Mon	Tue	Wed	Thu	Fri	Sat
2232	Branford	CT		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2282	East Windsor	CT		9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 6pm
2284	Naugatuck	CT		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2299	Cromwell	CT		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2331	Waterford	CT		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2371	Wallingford	CT		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
580	Bartow	FL		9am- 6pm	9am- 6pm	9am- 6pm	9am- 6pm	9am- 6pm	9am- 6pm
2484	Clewiston	FL		9am- 6pm	9am- 6pm	9am- 6pm	9am- 6pm	9am- 6pm	9am- 6pm
518	Canton	GA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
548	Lawrenceville	GA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
556	Waycross	GA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
575	Woodstock	GA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
588	Albany	GA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
593	Douglas	GA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
614	Lagrange	GA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
618	Hiram	GA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm
635	Savannah	GA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
639	Brunswick	GA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
745	Stockbridge	GA		9am- 9pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 6pm
754	Statesboro	GA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
787	Riverdale	GA		9am- 9pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 6pm
878	Cumming	GA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm

4

Store #	City	State	Sun	Mon	Tue	Wed	Thu	Fri	Sat
889	Thomasville	GA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
952	Moultrie	GA		9am- 7pm	9am- 7pm	9am- 7pm	9am- 8pm	9am- 7pm	9am- 6pm
1006	Cordele	GA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
1011	Rincon	GA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
1047	Morrow	GA		9am- 9pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 6pm
1121	Milledgeville	GA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am 6pm
1367	Warner Robins	GA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
1403	Cornelia	GA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
1658	Thomson	GA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
1720	Snellville	GA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2154	Duluth	GA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2314	Waipahu	HI	10am- 5pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2321	Kailua Kona	HI		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2473	Hilo	HI		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
372	Dodge City	KS		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
557	Emporia	KS		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
592	Derby	KS		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
652	Garden City	KS		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
794	Hutchinson	KS		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
1507	Wichita	KS		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
1802	Topeka	KS		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2131	Topeka	KS		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
5

Store #	City	State	Sun	Mon	Tue	Wed	Thu	Fri	Sat
539	Alexandria	LA		9am- 9pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 6pm
2139	Lynn	MA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2227	Abington	MA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
1674	Hagerstown	MD		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2084	Bozeman	MT		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 5pm
515	Murphy	NC		9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 6pm
877	Monroe	NC		9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 6pm
1027	Concord	NC		9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 6pm
1034	Shelby	NC		9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 6pm
1036	Forest City	NC		9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 6pm
1097	Aberdeen	NC		9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 6pm
1132	Asheboro	NC		9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 6pm
1156	Mooresville	NC		9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 6pm
1197	Rocky Mount	NC		9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 6pm
1236	Goldsboro	NC		9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 6pm
1237	Erwin	NC		9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 6pm
1238	Fayetteville	NC		9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 6pm
1242	Hendersonville	NC		9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 6pm
1261	Fayetteville	NC		9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 6pm
1298	Jacksonville	NC		9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 9pm
1300	New Bern	NC		9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 6pm
1354	Washington	NC		9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 6pm

6

Store #	City	State	Sun	Mon	Tue	Wed	Thu	Fri	Sat
1372	Raleigh	NC		9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 6pm
1379	Greenville	NC		9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 6pm
1385	Gastonia	NC		9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 6pm
1392	Wilmington	NC		9am- 7pm	9am- 7pm	9am- 7pin	9am- 7pm	9am- 7pm	9am- 6pm
1464	Charlotte	NC		9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 6pm
1662	Statcsville	NC		9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 6pm
1767	Shallotte	NC		9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 6pm
1842	Greensboro	NC		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
1849	Winston Salem	NC		9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 6pm
2005	Kannapolis	NC		9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 6pm
2058	Raleigh	NC		9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 6pm
2134	Charlotte	NC		9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 6pm
2137	Durham	NC		9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 6pm
2247	Cary	NC		9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 6pm
2440	Sylva	NC		9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 6pm
2472	Winston Salem	NC		9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 6pm
2749	Spruce Pine	NC		9am- 6pm	9am- 6pm	9am- 6pm	9am- 6pm	9am- 6pm	9am- 5pm
2793	Kernersville	NC		9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 6pm
2929	Hope Mills	NC		9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 6pm
2142	Salem	NH		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2246	Bedford	NH		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2330	Rochester	NH		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm

7

Store #	City	State	Sun	Mon	Tue	Wed	Thu	Fri	Sat
2171	Princeton	NJ		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2195	Howell	NJ		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2497	Phillipsburg	NJ		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2569	Ledgewood	NJ		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
611	Roswell	NM		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
806	Las Cruces	NM		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
826	Farmington	NM		9am- 8pm	9am- 8pm	9am 8pm	9am- 8pm	9am- 8pm	9am- 6pm
831	Albuquerque	NM		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
835	Albuquerque	NM		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
850	Albuquerque	NM		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
1648	Carson City	NV		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2189	Reno	NV		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
1810	Fishkill	NY	11am- 4pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 6pm
1830	Auburn	NY		9am- 9pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 6pm
1835	Vestal	NY	11am- 4pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
1940	Rensselaer	NY		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
1994	Plattsburgh	NY		9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 6pm
2056	Saratoga Springs	NY		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2092	Ogdensburg	NY		9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 6pm
2093	Utica	NY		9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 6pm
2104	Newburgh	NY		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2116	Glens Falls	NY		9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 6pm
8

Store #	City	State	Sun	Mon	Tue	Wed	Thu	Fri	Sat
2156	Middle Island	NY		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2262	Oneonta	NY		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2444	Oneida	NY		9am- 9pm	9am- 9pm	9am- 9am	9am- 9pm	9am- 9pm	9am- 6pm
1793	Woodburn	OR		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
1834	Grants Pass	OR		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
1880	Goos Bay	OR		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
1591	Harrisburg	PA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
1823	Hanover	PA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
1884	Dickson City	PA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
1886	Mechanicsburg	PA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2023	Lebanon	PA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2141	Philadelphia	PA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2145	Whitehall	PA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2185	Sellnsgrove	PA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2205	York	PA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2252	Easton	PA	11am- 5pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 6pm
2255	Hazleton	PA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2263	Pottstown	PA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
3564	Willow Grove	PA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
585	Rock Hill	SC		9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 6pm
625	Georgetown	SC		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
628	Summerville	SC		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
9

Store #	City	State	Sun	Mon	Tue	Wed	Thu	Fri	Sat
881	Lexington	SC		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
1244	Taylors	SC		9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 6pm
2265	Simpsonville	SC		9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 6pm
1604	Rapid City	SD	12pm- 5pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
140	Lufkin	TX		9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 6pm
529	La Marque	TX		9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 7pm	9am- 6pm
915	Stafford	TX		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
1344	Staunton	VA		9am- 9pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 9pm	9am- 6pm
1631	Hampton	VA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
1682	Chesapeake	VA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
1687	Suffolk	VA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
1726	Harrisonburg	VA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
1763	Bluefield	VA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
1773	Newport News	VA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
1811	Norfolk	VA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
1833	Fredericksburg	VA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
1841	Chesapeake	VA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
1969	Midlothian	VA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2194	Alexandria	VA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2258	Alexandria	VA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2312	Roanoke	VA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2438	Stafford	VA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm

10

Store #	City	State	Sun	Mon	Tue	Wed	Thu	Fri	Sat
2565	Madison Heights	VA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2007	Moses Lake	WA		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
1360	Fayetteville	WV		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
1544	Clarksburg	WV		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 5pm
1782	Vienna	WV		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2036	South Charleston	WV		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2566	Charles Town	WV		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
2610	Logan	WV		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
1617	Casper	WY		9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 8pm	9am- 6pm
11

SCHEDULE B
Performance Standards

Customer Experience	Manager and its staff shall be knowledgeable, courteous, caring and professional with Center customers and patients at all times.
1st Offense: Walmart Store Manager will contact the Vision Center Manager and address the issue.

2nd Offense: Walmart Store Manager will contact the Market Manager of the Center and address the issue.

3rd Offense: Walmart Store Manager will contact the Walmart Home Office Health & Wellness division leadership who will contact Manager Home Office leadership regarding the issue.

Complaints	Manager and its tenant optometrists are expected to address and attempt to resolve any complaints they receive in the Centers.
Appearance and Work Attire	Manager and its tenant optometrists must conduct themselves, while in the Centers, in a professional and courteous manner and dress appropriately.
Minimum Staffing Levels	Where applicable, maintain licensed dispensing optician coverage in compliance with legal requirements.
Minimum Hours of Operation	As set forth on Schedule A.

SCHEDULE C
Center Standards

1.	Manager must clearly post each Center’s hours of operation in a prominent location, and must be open during those times.
2.	Walmart Stores scheduled to have a Grand Opening/Re-Grand Opening ceremony requires Manager be staffed and ready to open by 7:00 a.m. the day of the Grand Opening Ceremony.
3.	Storage space must be within the Centers.
4.
Manager will not post any signs outside of the Centers except approved signage above the doorway that faces the registers, also referred to as the bulkhead. Manager may not place freestanding signs in the vestibules or aisle ways of any store. Manager may not place signage on the exterior walls of the building or on the grounds of the building.

5.	Manager’s furniture, fixtures and equipment must remain within the Centers at all times.
6.	Manager will not use the sidewalk adjacent to or any other space outside the Centers for display, sale or any other similar undertaking.
7.
Manager shall maintain a clean, healthy environment in the Centers to prohibit pest control problems. If there is a pest control problem in the Centers, Manager will contact Walmart store management. Walmart is responsible for all pest extermination in the Centers.

8.
Manager is responsible for maintaining the cleanliness of the floors in the Centers on a regular basis. This includes sweeping, mopping, scrubbing, buffing and vacuuming as necessary. Manager can discuss with store management to have the store’s floor crew do some maintenance on Center floors, but the store will need to be compensated for this service. If a store agrees to occasional floor maintenance, Manager will need to pay via cash or check to the Walmart accounting office each time this service is provided. Manager should only use products commercially available in the United States, appropriate for cleaning and maintaining the flooring of the Centers.

9.	Replacement of light bulbs or ballast is the responsibility of Manager. The Walmart store manager can provide assistance by recommending the regular trades person for the store.
10.
Maintenance of the plumbing including drains to the extent within the Centers is the responsibility of Manager. Walmart store manager may provide assistance by recommending the regular trades person for the store.

11.
Manager is authorized to dispose of trash, disposal should be coordinated with Walmart store management, as the compactor must be locked at all times. Although Manager may be permitted to dispose of trash in the compactor, Manager is not allowed to operate the equipment. Trash should not be left unattended in the back of the store. Additional containers will be required at Manager’s expense.

12.
Walmart is not responsible for the management or disposal of hazardous waste generated or maintained at the Center. Manager shall not dispose of hazardous waste in Walmart’s compactor or garbage dumpsters. Manager may not abandon hazardous waste at a Center. Manager is responsible for disposing of such hazardous waste, and for the costs of such disposal, in accordance with applicable laws.
13.	Manager will aspire to comply with Walmart’s sustainability initiatives at the Store level, but will not be obligated to incur any expenses to comply with such initiatives.
14.
Walmart will pay for all public utilities furnished to the Centers and shall reasonably cool, heat, and light and provide water and sanitary sewerage services to the building in which the Centers are located. Walmart is not liable for any interruption whatsoever to the public utilities, the lighting, the cooling, the heating, the water, or the sanitary sewerage services if any of the preceding are interrupted:

	a.	Due to equipment failure, fire, accident, strike, acts of God, or other causes beyond the reasonable control of Walmart; or
	b.	In connection with store renovations or to repair the store or the Centers.
15.	Manager shall pay for telephone service in the Centers. Manager shall not use cordless telephones and other wireless devices within the Centers.
16.	Heating and Air Conditioning Temperature. As seasons change, Centers may experience unusually hot or cold temperatures. The following process is designed to remedy that problem:
a.
Step 1 Advise the Walmart store manager that you are having a problem and that Manager will call it into the maintenance hotline. Manager should call 1-800-932-3367 and be prepared to give the Walmart store 4-digit store number.

	b.	Step 2 Communicate your problem to the hotline associate. Be clear and specific while providing the following information:
		i.	Tenant name and location of the space with the problem.
		ii.	If no cold air or hot air is blowing from the diffuser, tell them.
		iii.	Provide any other details about the situation to help determine a solution.
		iv.	Provide the sensor number
		v.	Record the work order number you will be given. This will be helpful if you need to do some follow-up calling on the problem.
	c.	Step 3 Walmart will make the adjustments, if needed. If the problem cannot be solved through programming, a service technician will be sent out to solve the problem.
17.	Manager shall clean diffusers and ceiling fans in Centers.
18.
Manager is responsible for ensuring its employees understand Walmart’s emergency procedures and codes. The safety of customers, employees and associates is a priority in any emergency situation. Fires (code red), bomb threats (code blue) and shootings (code brown) may require evacuation of the building. Additional evacuation situations may arise due to natural or fabricated disasters. All emergency evacuations will be announced on the public announcement (PA) system.

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SCHEDULE D
Accounting

Vision Center Reporting Template
Numbers below for illustrative purposes only

Store Location	Department	GL Account #	GL Account Name	Dr.	(cr.)	Description	NVI Account Description
Sales Reporting (Initially monthly, then weekly)
7881	N/A	1303010	Other Receivables	136,665			Calculated “due to/from NVI”
7881	N/A	1303011	Optical Receivable- Customer	22,487		Managed Care AR	■ Initially this Will be blank until MC and safety contracts moved to WM ■ Eventually this will represent billable portion to MC insurance companies & employer groups for safety programs
Stores	75	4101010	Merchandise Sales		(180,190)	Vision Center Sales of Eyeglasses, Contact Lenses, Sunglasses & Accessories

■ Initially to excuted contact lens sales. Always will exclude exams.

■ MC and safety sales incuded net of contractual discount.

■ incudes MC disp fee contact lens solution revenue and back-office adjustments to contractual discounts

■ Cash basis sales before SAB.

Stores	75	4101090	Refunds	9,808		Vision Center Sales Returns/Customer Change Orders/	■ Returns and Customer Change Orders on cash basis. ■ Excludes contact lens (initially) and exam refunds ■ Excludes reserve charges
Stores	75	4101010	Merchandise Sales	20,036		Vision Center Price Discounts General	Price adjustments (discounts) excluding MC contractual discounts. MC discount on discount only plans, safety discounts.
Stores	75	4103020	Extended Warranty Income		(7,206)	Vision Center Cash Basis Warranty Revenue	■ All cash basis Product Protection plan revenue ■ Excludes deferred warranty changes
Stores	75	2228131	Sales Tax Liability		(1,800)	Sales Tax Liability	■ Initially excludes any sales tax on MC, safety and contact lenses. Always exclude sales tax on exams. ■ Monthly transaction file to support balance.

Cost of Sales Reporting (initially monthly, then weekly)

7881	N/A	1305020	Other Receivables		(88,666)		Calculated “due to/from NVI”
Stores	75	1351030	Purchase Inventory	29,774		Vision Center Product & Standard Cost from Labs for Eyeglasses, Product Cost for Contact Lenses, Sunglasses & Accessories	■ Opthalmic lenses, lab processing costs, sunglasses and accessories. Initially excludes contact lenses. Frame cost reflected in purchase entry below
Stores	75	1351030	Purchase Inventory	14,700		Standard Cost for Frames From Labs	■ All frames consumed in CDGS (Lab store sourced)
		Auto Populates	Interco AR from Lab		(14,700)	Interco due to/from NVI Labs
Stores	75	4513005	Warranty Reserve Expense	3,892		All Cost associated with Warranties	■ Cash basis Remakes and Warranties ■ Initially only includes lenses and lab processing of lenses. At later date include contacts. ■ This entry include frames from lab and store.

SG&A (initially monthly, then weekly)

7881	N/A	1305020	Other Receivable		(81,215)		Calculated “due to/from NVI”
7881	N/A	1305011	Optical Receivable Customer		(22,487)	Managed Care AR factored to NVI	Entry not applicable until contracts transferred to Walmart
Stores	75	6109001	Other Expense	899		Managed Care AR Factor Fee (est 4%)	Entry not applicable until contracts transferred to Walmart
Stores	75	3804046	Management Fee	67,135		Management Fee Paid to NVI ( of % Sales)	As per separate worksheet calculation
Stores	75	3804040	Other General and Administrative Expense	15,667		incentive Bonus related to Cogs Management	As per separate worksheet calculation
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Vision Center Reporting Template(continued)

Store Location	Department	GL Account #	GL Account Name	Dr.	(Cr.)	Description	NVI Account Description

Other Entries (Monthly)
7881	N/A	1305020	Other Receivables	6,331			Calculated due to/from NVI
Stores	75	4105006	Other Discounts	3,550		Deferred Portion of Warranty Income	NVI current methodology except need to restart waterfall schedule
7881	N/A	2303004	Deferred Sales Revenue		(3,550)	Deferred Portion of Warranty Income	NVI current methodology except need to restart waterfall schedule
Stores	75	6106056	Rent Income-In Store		(1,825)	Dr. Rent-Fixed	Dr. rent
Stores	75	6105070	Other Income		(6,000)	20% contact lens revenue	Contact lens revenue
Stores	75	4513001	Shrink Expense		(297)	Monthly adjustments Shrink Provision Reserve	* Represents change in shrink reserve, based on historical results * initially excludes contacts
Stores	75	1352010	Inventory Shrink Reserve	297		Shrink reserve	As per NVI methodology. Reserve to be allocated evenly to stores. Reserve initially excludes contacts.
Stores	75	4513001	Shrink Expense	72		Shrink from physical count adjustments	* Actual physical inventory store shrink from inventory service and store requested adjustment, (over or under reserve) * Initially excludes contacts * Excludes Shrink Reserve Adjustments
Stores	75	4506055	Other Freight and Transportation Expense	1,422		Shipping Cost from Lab/DC to Vision Center	Initially prorated freight on all products excluding contacts.

Ending Inventory-Month end (Monthly)
NVI will provide by store, Ending Inventory Value. Walmart will load values through WINV entry to be used in monthly SAP COGS calculation

Optical Lab Reporting Template
Numbers below for illustrative purposes only

Store Location	Department	GL Account #	GL Account Name	Dr.	(Cr.)	Description	NVI Account Description

Inventory Replenishment (Initially monthly, then weekly)
8744	N/A	2162015	Accrued Other Accounts Payable		(14,700)	Accrure Optical Lab Inventory Cost	Caiculated “due to/from NVI”
8744	75	1351030	Purchase Inventory	14,700		Frame Inventory Cost Replinishment	Equals store and lab frames used in COGS

COGS Transfer to stores (Initially monthly, then weekly)
8744	75	4501011	Cost of Sales-Adjustment		(14,700)	Transfer Lab Cost to Store	WM intercompany entries on frame COGS
		Auto Populates	Interco AR Store	14,700		Frame Inventory Cost Replinishment	WM intercompany entries on frame COGS

Ending Inventory-Month end (Monthly)
NVI will provide Ending Inventory Value. Walmart will load values through WINV entry to be used in monthly SAP COGS calculation
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SCHEDULE E
Accounting Form

Center #	Frames	Contacts	Sunglasses	Safety Glasses	Accessories

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SCHEDULE F
Asset Purchase Agreement and Bill of Sale

Wal-Mart Stores, Inc., a Delaware corporation, and its affiliates and subsidiaries including Sam’s West Inc. (“Walmart”),and National Vision, Inc., a Georgia corporation (“NVI”)enter into this Asset Purchase Agreement and Bill of Sale (“Asset Purchase Agreement”)as of ___________________________(“Effective Date”).

NVI and Walmart are parties to that a Management and Services Agreement dated May 1, 2012 (“M&S Agreement”). Capitalized terms used but not defined in this Asset Purchase Agreement have the meaning assigned in the M&S Agreement.

Section IX.C of the M&S Agreement provides that Walmart has the option to purchase the Acquired Assets (as defined below). Walmart has exercised such option. Accordingly, NVI wishes to sell, assign, convey and transfer to Walmart and Walmart wishes to purchase from NVI, the Acquired Assets.

The parties therefore agree as follows:

I.          Acquired Assets
A.          Assignment and Assumption. Subject to the terms of this Asset Purchase Agreement, on the Effective Date, NVI sells, transfers, conveys, assigns and delivers to Walmart, and Walmart purchases and accepts from NVI, all right, title and interest in and to the assets described on the attached Exhibit 1 (the “Acquired Assets”).
B.          Purchase Price. As consideration for the sale, assignment transfer and delivery of the Acquired Assets by NVI to Walmart, Walmart shall pay to NVI the fair market value as agreed by the parties on the Effective Date.
C.          Transfer of Title. Title and all risk of loss and use of the Acquired Assets will pass from NVI to Walmart as of the Effective Date.
D.          Representations and Warranties. NVI represents and warrants that as of the Effective Date, NVI is the sole record and beneficial owner of all of the Acquired Assets and that, as of the Effective Date, there are no liens or other encumbrances on the Acquired Assets. NVI is not a party to, nor are the Acquired Assets subject to, any judgment, judicial order, writ, injunction or decree that materially adversely affects the Acquired Assets. NVI has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations under this Asset Purchase Agreement. The execution and delivery of this Asset Purchase Agreement by NVI and the consummation by NVI of the transactions contemplated by this Asset Purchase Agreement have been duly approved by the board of directors of NVI. No other corporate proceedings on the part of NVI are necessary to authorize this Asset Purchase Agreement or the transactions contemplated by this Asset Purchase Agreement.
E.          Disclaimer. EXCEPT FOR THE WARRANTY SET FORTH IN SECTION D, THE ACQUIRED ASSETS ARE BEING SOLD BY NVI TO WALMART “AS IS, WHERE IS”
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WITHOUT ANY REPRESENTATION OR WARRANTY OF ANY KIND. EXPRESS OR IMPLIED, AND NVI HEREBY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES WITH RESPECT TO THE ACQUIRED ASSETS, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHERWISE.

II.         Miscellaneous
A.          Limitation of Authority. No provision of this Asset Purchase Agreement will be deemed to create any partnership, joint venture or joint enterprise or association between the parties hereto, or to authorize or to empower either party hereto to act on behalf of, obligate or bind the other party hereto.
B.          Notices. Any notice, demand, request or other communication which is required, called for or contemplated to be given or made hereunder to or upon any party will be given pursuant to the notice provisions of the M&S Agreement.
C.          Amendment. To be effective, any modification of this Asset Purchase Agreement must be in writing and signed by both parties.
D.         Waiver. No course of dealing of either party, no omission, failure or delay on the part of any party in asserting or exercising any right under this Asset Purchase Agreement, and no partial or single exercise of any right under this Asset Purchase Agreement by any party will constitute or operate as a waiver of any such right or any other right under this Asset Purchase Agreement. No waiver of any provision of this Asset Purchase Agreement will be deemed or construed as a continuing waiver, as a waiver in respect of any other or subsequent breach or default of such provision, or as a waiver of any other provision hereof unless expressly so stated in writing and signed by or on behalf of the party to be charged therewith.
E.          Governing Law. This Asset Purchase Agreement is governed by, and interpreted and enforced in accordance with, the laws of the State of Delaware, without regard to principles of choice of law or conflict of laws that would defer to the substantive laws of another jurisdiction. In any action between the parties, each of the parties irrevocably consents to the jurisdiction and venue of the federal and state courts located in or for the State of Delaware.
F.          Severability. Each provision of this Asset Purchase Agreement is severable. If any term or provision Asset Purchase Agreement is determined by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such provision will be severed from this Agreement and will not affect the validity of the remainder of this Asset Purchase Agreement.
G.         Further Assurances. Each party covenants to promptly to execute and deliver any new or confirmatory instruments and do and perform any other acts that such party reasonably requests, in order to accomplish the purpose of this Asset Purchase Agreement.
H.         Binding Effect. This Asset Purchase Agreement will be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and permitted assigns.
I.           Entire Agreement.   This Asset Purchase Agreement constitutes the entire agreement between the Parties with respect to the subject matter in this Asset Purchase Agreement contained.
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J.          Counterparts. This Asset Purchase Agreement may be signed in counterparts and all reproductions of an executed original (with reproduced signatures) will be deemed an original but all of which together will constitute the same instrument.

The parties are signing this Asset Purchase Agreement as of the dates below.

WAL-MART STORES, INC.	NATIONAL VISION, INC.

By:	By:
Name:	Name:
Its:	Its:

Date:	Date:
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EXHIBIT 1
To Asset Purchase Agreement and Bill of Sale

The following optometric equipment and related equipment located at the following Centers:
Center #	Optometric & Related Equipment

The following optical display fixtures located at the following Centers:
Center #	Optical Display Fixtures

SCHEDULE G
Equipment Lease Agreement

This EQUIPMENT LEASE AGREEMENT, including all Exhibits hereto (“Lease”), is made and entered into as of the Effective Date listed below by and between NATIONAL VISION, INC., a Georgia corporation (“Lessor”) and WAL-MART STORES, INC., a Delaware corporation (“Lessee”), in consideration of the mutual covenants and agreements set forth in this Lease.

RECITALS

A.
Lessor and Lessor have entered into a certain Management and Services Agreement dated as of May 1, 2012 (the “M&S Agreement”) pursuant to which Lessor and Lessee have agreed that Lessor will manage certain retail optical centers (the “Centers”) on behalf of Lessor.

B.
Pursuant to Section IX.C of the M & S Agreement, Lessor granted Lessee the option to lease from Lessor, on the terms and conditions set forth in this Lease, certain optometric and other equipment and fixtures located at the particular Center or Centers designated by Lessor after the termination of the M & S Agreement.

C.
Lessee has exercised its option to lease from Lessor the optometric and other equipment, fixtures (including but not limited to optical display fixtures), assets and personal property specified on Exhibit A attached hereto and incorporated by reference herein (herein, with all present and future attachments, accessories, replacement parts, repairs, and additions, and all proceeds thereof, referred to as the “FF&E”1.

SUMMARY OF LEASE TERMS

1.	FF&E:	See Exhibit A attached hereto and incorporated herein by reference.
2.	Location of FF&E:	See Exhibit A attached hereto and incorporated herein by reference.
3.	Effective Date:	[------].
4.	Term of Lease:	Three (3) years from the Effective Date, unless terminated sooner at option of Lessee, under the terms specified in this Lease.
5.	Rental Payments:	$125.00 each month for each Center set forth on Exhibit A attached hereto (subject to adjustment as set forth in such exhibit).
6.	Payment Schedule:
The rentals are payable: $125.00 for each Center monthly (subject to adjustment as set forth in Exhibit A) in advance for the Term of Lease beginning on the first day of the first month immediately following the Effective Date with such payments being due on the first day of each month thereafter. The rental payable for the time between the Effective Date and the first month day of the first month immediately following the

Effective Date will be prorated and payable on the first day of the first month immediately following the Effective Date.

TERMS AND PROVISIONS OF LEASE

1.          LEASE: Lessor hereby leases to Lessee, and Lessee hereby hires and takes from Lessor, under and subject to the terms and provisions hereof, the FF&E.
2.          TERM AND RENTALS: This Lease is for the term (the “Term”) beginning on the Effective Date and ending on the dated specified in the “Term of Lease” in the Summary of Lease Terms above, unless sooner terminated by Lessee with respect to all the FF&E (but not less than all) located at a particular Center. The term “Term” will be construed, with respect to FF&E located at a particular Center, as the period of time from the Effective Date until the sooner of three years following the Effective Date or thirty (30) days after such date upon which Lessee delivers notice to Lessor of its desire to discontinue the Lease as to the FF&E at a particular Center, notwithstanding the fact that this Lease may continue for FF&E at any remaining Centers. For the Term or any portion thereof, Lessee agrees to pay to Lessor aggregate rentals equal to the sum of all rental payments (including advance rental(s)) specified in the Summary of Lease Terms above (“Rental Payments”) in accordance with the payment schedule specified in the Summary of Lease Terms above.
3.          EFFECTIVE DATE: The terms and provisions hereof and the obligations and liabilities of Lessee and Lessor hereunder will become effective, and the Term will commence, on the Effective Date for such FF&E that Lessee chooses to lease at the Centers. On or prior to the Effective Date, Lessor, at Lessor’s option and expense, may firmly affix to the FF&E, in a conspicuous place, such label, sign or other device as Lessor desires to identify Lessor as the owner and lessor of the FF&E, provided the same will not interfere with Lessee’s use of the FF&E or violate any consumer protection law, including those governing consumer confusion.
4.          PLACE OF PAYMENT AND OBLIGATION TO PAY: All Rental Payments are payable without notice or demand. All amounts payable hereunder to Lessor are payable at Lessor’s address set forth on the signature pages hereto or at such other address as Lessor may specify in advance from time to time in writing. Except as otherwise specifically provided herein, Lessee’s obligation to pay the Rental Payments and all other amounts due or to become due hereunder will be absolute and unconditional regardless of any set-off, counterclaim, recoupment, defense or other right which Lessee may have or claim to have against Lessor.
5.          DELINQUENCY CHARGES: For each Rental Payment or other sum due hereunder which is not paid when due, Lessee agrees to pay Lessor a delinquency charge calculated thereon at the higher of: i) the rate of 1½% per month for the period of delinquency or, ii) at Lessor’s option, 5% of such Rental Payment or other sum due hereunder, provided that such a delinquency charge is not prohibited by law.
6.          HOLDOVER RENT: If Lessee remains in possession of the FF&E after the expiration of the Term, Lessee will be deemed to be a holdover renter of the FF&E on a month-to-month basis, subject to all the other terms and conditions of this Lease.
7.          ACKNOWLEDGEMENT OF INSTALLATION: Lessee acknowledges that as of the Effective Date the FF&E specified in Exhibit A is properly installed in the locations for
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such FF&E as specified in Exhibit A and that the FF&E is ready for use at such locations at the Effective Date.
8.          LESSOR REPRESENTATIONS: Lessor represents to Lessee that it owns the FF&E and has the right to lease the FF&E to Lessee and that Lessee, upon paying the Rental Payments and all other charges herein provided for and observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, will have the exclusive right to use the FF&E at the locations set forth in Exhibit A for the duration of the Term, subject to the terms and conditions, and except as set forth, herein. Lessor also represents that optometric and other equipment may be used to reasonably accommodate persons with disabilities.
9.          NO OTHER REPRESENTATIONS OR WARRANTIES BY LESSOR; FF&E MAINTENANCE; COMPLIANCE WITH LAWS: Lessee acknowledges and agrees that: Lessor makes no representations or warranties as to the character of this transaction for tax or other purposes; Lessor is not the manufacturer of the FF&E or the manufacturer’s agent; EXCEPT AS SET FORTH IN THIS LEASE, LESSEE LEASES THE FF&E “AS IS” AND “WITH ALL FAULTS” AND LESSOR HAS NOT MADE, AND DOES NOT MAKE, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE VALUE, CONDITION, QUALITY, MATERIAL, WORKMANSHIP, DESIGN, CAPACITY, MERCHANTABILITY DURABILITY, FITNESS OR SUITABILITY OF THE FF&E FOR ANY USE OR PURPOSE, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED EXCEPT AS SET FORTH HEREIN; and Lessee has fully inspected the FF&E and the FF&E is in good condition and to Lessee’s complete satisfaction. Lessee will not assert any claim whatsoever, regardless of cause, against Lessor for loss of anticipatory profits or for consequential damages or for incidental damages arising out of the operation or condition of the FF&E unless solely the result of Lessor’s gross negligence or willful misconduct. With regard to the specific FF&E leased by Lessee under this Lease, Lessee will not bring any suit or claim against or make any settlement with the manufacturer or seller to Lessor of the FF&E without Lessor’s prior written consent. The selection, servicing and maintenance of the FF&E will be entirely at Lessee’s risk and expense. Lessee agrees, at its own cost and expense: (a) to cause the FF&E to be operated with care and only by qualified personnel in the regular course of Lessee’s or Lessee’s assign’s business; (b) to comply with all applicable laws, rules and regulations relating to the FF&E, including without limitation, all laws applicable to the operation of a retail vision center in Lessee’s store; (c) to use and operate the FF&E only in accordance with its normal intended purposes, as specified in the instructions and specifications of the manufacturer of such FF&E (provided Lessor provides such information to Lessee); (d) to comply with all of the terms of any insurance policy covering the FF&E; (e) to obtain any certificates of use required by law with respect to the FF&E (provided Lessor shall reasonably cooperate with Lessee’s efforts to obtain such certificates); and (f) to maintain the FF&E in good operating condition, repair and appearance, reasonable wear and tear resulting from normal use thereof, subject to the terms of this Lease.
10.          COMMERCIAL PURPOSES: Lessee specifically acknowledges that the FF&E is leased to Lessee solely for commercial purposes.
11.          NON-CANCELABLE LEASE: This Lease cannot be canceled or terminated except as expressly provided herein. Notwithstanding the foregoing, Lessee may terminate this Lease with respect to all the FF&E (but not less than all) located at any one or more
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Centers, or all FF&E, by delivering written notice to Lessor of such termination (“Termination Notice”), from time to time. Upon Lessor’s receipt of any Termination Notice, if this Lease is not terminated with respect to all FF&E, Lessor and Lessee shall execute an Amendment to Equipment Lease Agreement specifying the FF&E remaining under the Lease and the Adjusted Rental Payment thereunder. Lessee’s Termination Notice(s) will be effective ninety (90) days after delivery to Lessor whether or the above described amendment has been executed.
12.          LOSS OR DESTRUCTION OF FF&E: If, for any reason, any of the FF&E is lost, stolen, destroyed or damaged beyond repair (“Lost FF&E”). Lessee shall (a) immediately and fully inform Lessor with regard thereto, and (b) promptly pay to Lessor the replacement value of such Lost FF&E calculated as of the date of payment thereof, except the depreciation in value to the loss date based upon straight line depreciation of 9 years. Any amounts actually received by Lessor from insurance policies maintained and paid for by Lessee or Lessor for such loss or damage will be applied to reduce Lessee’s obligation under this paragraph. Lessor is not obligated to undertake, by litigation or otherwise, the collection of any claim against any person for such loss or damage. Lessee’s notice to Lessor of any Lost FF&E will also constitute a Termination Notice with respect to such Lost FF&E.
13.          INSURANCE: Lessee agrees to procure and maintain during the Term insurance policies covering the depreciated value of the FF&E naming Lessor as an additional insured and to immediately furnish evidence thereof reasonably satisfactory to Lessor. Lessee will deliver promptly to Lessor, upon request, certificates or policies satisfactory to Lessor evidencing such insurance. Each policy will provide that Lessor’s interest therein will not be invalidated by any acts, omissions or neglect of anyone other than Lessor, and will contain insurer’s agreement to give Lessor thirty (30) days prior written notice before cancellation for any reason, including nonpayment, or any material change in the policy will be effective as to Lessor, whether such cancellation or change is at the direction or the insurer. Lessee may provide self-insurance in lieu of the insurance required in this Paragraph 13, whether by the establishment of an insurance fund or reserve to be held and applied to make good losses from casualties, or otherwise, which conforms to the practice of large corporations maintaining systems of self-insurance. Upon request, Lessee will deliver promptly to Lessor evidence satisfactory to Lessor of such self-insurance.
14.          NET LEASE; TAXES: Lessee intends the rental payments hereunder to be net to Lessor. On or after the Effective Date, Lessee agrees to pay promptly to the appropriate governmental agency or, upon Lessor’s request, to Lessor all taxes, levies, duties, assessments and other governmental charges (including any penalties and interest, and any fees for titling or registration) levied or assessed against Lessee, Lessor or the FF&E, upon or with respect to this Lease or the purchase, use, operation, leasing, ownership, value, return or other disposition of the FF&E, or the rent, earnings or receipts arising therefrom, exclusive, however, of any taxes based on Lessor’s net income. Lessee further agrees to keep or cause to be kept and made available to Lessor any and all necessary records relevant to the use of the FF&E and pertaining to the aforesaid taxes, assessments and other governmental charges. For a period of six (6) years, the obligations arising under this paragraph will survive payment of all other obligations under this Lease and the termination of this Lease.
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15.         LESSOR’S TITLE; RETURN OF FF&E UPON EXPIRATION OR TERMINATION OF LEASE; IDENTIFICATION OF FF&E: Title to the FF&E will at all times remain in Lessor’s name and Lessee will at all times, at its own cost and expense, protect and defend the title of Lessor from and against all claims, liens and legal processes of creditors of Lessee and keep the FF&E free and clear from all such claims, liens and processes resulting from Lessee’s use or operation of the FF&E. Lessee agrees not to alter or modify the FF&E without first obtaining in each instance the prior written approval of Lessor. Upon the expiration or earlier termination of this Lease, as governed by Paragraph 2 above, Lessee, at Lessor’s sole expense, and using a delivery or shipping method selected by Lessor and insured at Lessor’s sole expense, shall return the FF&E unencumbered to Lessor at a place or places reasonably acceptable to Lessor (“Delivery Location”), and in the same condition as when received by Lessee, reasonable wear and tear resulting from normal use thereof alone excepted. Notwithstanding the foregoing, that portion of the FF&E which consists of optical displays will, upon the expiration or earlier termination of this Lease, be deemed abandoned by Lessor and disposed of by Lessee at its sole cost and expense, unless Lessor, by notice to Lessee sent at least thirty (30) days prior to the expiration or earlier termination of this Lease, affirmatively directs Lessee to return such items to the Delivery Location pursuant to the provisions of the preceding sentence.
16.          POSSESSION AND LOCATION OF FF&E; RIGHT OF INSPECTION: The FF&E is and will remain personal property and not become part of any real property regardless of the manner of affixation and will be kept by Lessee at the locations indicated on Exhibit A. hereto, and will not be removed from such locations, except as set forth in this Lease, without the prior written consent of Lessor. Lessor shall have the right to inspect the FF&E at Lessee’s premises during normal operating hours of Lessee following at least twenty-four hours prior written notice, from time to time, as Lessor may require, and Lessee shall permit Lessor such right of entry and make all commercially reasonable accommodations for such right.
17.          ASSIGNMENT: Lessee shall not sell, assign, transfer, pledge, encumber, sublet or otherwise dispose of the FF&E or any interest of Lessee in or under this lease without Lessor’s prior written consent, which will not be unreasonably withheld, conditioned or delayed. This Lease and all rights of Lessor hereunder will be assignable by Lessor without Lessee’s consent, but Lessee will not be obligated to any assignee of Lessor except after written notice of such assignment from Lessor. LESSEE HEREBY WAIVES, RELINQUISHES AND DISCLAIMS AS TO ANY ASSIGNEE OF LESSOR ALL CLAIMS, RIGHTS OF SET-OFF AND DEFENSES LESSEE MAY HAVE AGAINST LESSOR, INCLUDING THE RIGHT TO WITHHOLD PAYMENT OF ANY MONIES WHICH MAY BECOME DUE HEREUNDER. LESSEE FURTHER AGREES THAT LESSOR MAY WITHOUT CONSENT OF LESSEE, SELL OR GRANT A SECURITY INTEREST IN THE FF&E AND IN SUCH EVENT LESSEE’S RIGHTS IN AND TO THE FF&E WILL BE SUBJECT AND SUBORDINATE TO THE INTEREST AND RIGHTS, INCLUDING THE RIGHT OF POSSESSION, OF ANY SUCH PURCHASER OR HOLDER OF A SECURITY INTEREST IN THE FF&E. NOTWITHSTANDING THE FOREGOING, LESSEE HEREBY AGREES TO RECOGNIZE SUCH PURCHASER OR LIENHOLDER AS THE LESSOR UNDER THIS LEASE, PROVIDED SUCH LIENHOLDER OR PURCHASER SHALL AGREE TO ACCEPT THIS LEASE AND NOT DISTURB LESSEE’S POSSESSION AND USE OF THE FF&E SO LONG AS LESSEE TIMELY PAYS ANY AMOUNTS DUE HEREUNDER AND PRESERVES AND PERFORMS THE TERMS, COVENANTS AND CONDITIONS OF THIS LEASE TO BE OBSERVED
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AND PERFORMED BY LESSEE. After receiving notice of any assignment by Lessor or of any sale or grant of a security interest in the FF&E, Lessee agrees that it will not, without the prior written consent of the assignee, purchaser or secured party, (i) prepay any amounts owing hereunder; (ii) modify or amend this Lease; or (iii) exercise any rights which are exercisable only with the consent of the Lessor. Lessee further agrees that at the same time it sends to Lessor any notice hereunder it will send a copy thereof to any assignee of Lessor or purchaser of the FF&E at the address specified from time to time by such assignee or purchaser. For purposes of this Lease, use of the FF&E by a tenant of Lessee or the operator of Lessee’s visions centers will not be deemed an assignment; provided, however, that: (x) such use by a tenant or operation will not relieve Lessee of its obligations under this Lease; and (y) Lessee shall cause such tenant or operator to observe the terms of this Lease. Unless otherwise provided by law, any requirement of reasonable notice regarding the re-lease, sale or other disposition of the FF&E which Lessor may be obligated to give will be met if such notice is mailed to Lessee at its address shown herein at least five (5) days before the time of re-lease, sale or other disposition. Nothing herein contained will require Lessor to re-lease, sell or otherwise dispose of the FF&E.
18.          PERFORMANCE OF OBLIGATIONS OF LESSEE BY LESSOR: If Lessee fails to perform duly and promptly any of its obligations under this Lease, Lessor may perform the same, but shall not be obligated to do so, for the account of Lessee to protect the interest of Lessor or Lessee or both, at Lessor’s option. Any amount paid or expense (including reasonable attorney’s fees), penalty or other liability incurred by Lessor in such performance will be payable by Lessee upon demand as additional rent for the FF&E.
19.          DEFAULT AND REMEDIES: An event of default will occur if any of the following occurs (each, an “Event of Default”): (a) any Rental Payment or any other amount owed by Lessee to Lessor is not paid promptly when due; (b) Lessee breaches any of its representations, warranties, covenants or agreements herein, or in any other instrument or agreement to which Lessee and Lessor, or any of their respective subsidiaries, are parties; (c) a petition in bankruptcy or for an arrangement, reorganization, composition, liquidation, dissolution or similar relief is filed by or against Lessee under any present or future status, law or regulation; or (d) the filing of a material tax lien, or the existence of any other lien or encumbrance with respect to the FF&E.

Upon the occurrence of an Event of Default, Lessor may, at its option, upon ten (10) days prior notice to Lessee, which notice will specify Lessor’s election: (a) proceed by appropriate court action or actions or other proceedings either at law or in equity to enforce performance by Lessee of any and all provisions of this lease and to recover damages (including past due Rental Payments) for the breach thereof; (b) require Lessee to assemble the FF&E and deliver the same forthwith to Lessor at Lessee’s expense at such Delivery Location; or (c) enter the Licensed Premises on which the FF&E is located, and take repossession of the FF&E (provided, however, Lessor shall, at its sole cost and expense, repair any damaged caused to the Licensed Premises by the removal of such FF&E, and further provided Lessor shall neither have access to or remove any property from the Licensed Premises other than FF&E). Such remedies will not relieve Lessee of the obligation to pay Lessor past due Rental Payments and delinquency charges thereon. If any statute governing the proceeding in which such damages are to be proved specifies the amount of such claim, Lessor will be entitled to prove as and for damages for the breach an
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amount equal to that allowed under such statute. The provisions of this Paragraph will be without prejudice to any rights given to Lessor by such statute to prove for any amounts allowed thereby. Lessee agrees that Lessor may bring any legal proceedings it deems necessary to enforce the payment and performance of Lessee’s obligations hereunder in any state or federal courts located in the State of Delaware, such courts being a proper forum in which to adjudicate such claim or suit, and each Party hereby waives any objection to each such venue and waives any claim that such claim or suit has been brought in an inconvenient forum. Service of process may be made upon Lessee in accordance with Paragraph 21. No remedy of Lessor hereunder will be exclusive of any other remedy herein or provided by law, but each will be cumulative and in addition to every other remedy. A waiver of a default will not be a waiver of any other or a subsequent default. Lessee agrees to pay all expenses incurred by Lessor in enforcing its rights after the occurrence of an Event of Default hereunder, including the reasonable fees of any attorneys retained by Lessor.
20.          INDEMNITY: Lessor (which term as used in this Section 20 includes Lessor’s successors, assigns, affiliates, agents and servants) shall have no responsibility or liability to Lessee, its successors or assigns or any other person with respect to any Indemnified Liabilities (defined below), and Lessee hereby assumes liability for, and hereby agrees, at its sole cost and expense, to indemnify, defend, protect and save Lessor and keep it harmless from and against, any and all Indemnified Liabilities. The term “Indemnified Liabilities” as used herein will include any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, expenses and disbursements of whatsoever kind and nature, including legal fees and expenses imposed on, incurred by or asserted against Lessor arising out of Lessee’s use of the FF&E, including claims for injury or damage to property, or injury or death to any person (including Lessee’s employees, tenants or vision center operations), or penalties, fines or other losses from any noncompliance by Lessee or its employees, tenants, operators, agents or contractors with applicable regulations. Lessee agrees to give Lessor, and Lessor agrees to give Lessee, prompt written notice of any claim or liability hereby indemnified against. The indemnities arising under this Paragraph will survive payment of all other obligations under this Lease and the expiration or termination of this Lease.
21.          NOTICES AND FURTHER ASSURANCES: All notices relating hereto will either be delivered in person to an officer of Lessor or Lessee, sent by commercial overnight courier or be mailed certified to Lessor or Lessee at its respective address shown on the signature page(s) hereto or such other addresses as Lessor or Lessee may provide in advance and in writing to each other, in the manner set forth herein. Lessee agrees to execute and deliver to Lessor, upon Lessor’s request, such documents and assurances as Lessor reasonably deems necessary or advisable for the confirmation or perfection of this Lease and Lessor’s rights hereunder, including such documents as Lessor may require for filing or recording.
22.          SEVERABILITY: Any provisions hereof contrary to, prohibited by or invalid under applicable laws or regulations will be inapplicable and deemed omitted herefrom, but will not invalidate the remaining provisions hereof.
23.          ENTIRE AGREEMENT: This Lease and any addenda, exhibits or schedules referred to herein constitute the entire agreement of the parties hereto with respect to the subject matter hereof. No oral agreement, guaranty, promise, condition, representation or
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warranty will be binding. All prior conversations, agreements or representations related hereto and/or to the FF&E are superseded hereby, and no modification hereof will be binding unless in writing and signed by an officer of the party to be bound.
24.          FINANCING STATEMENTS: Lessor is hereby authorized by Lessee to cause this Lease, or any statement or other instrument in respect of this Lease showing the interest of Lessor in the FF&E, including Uniform Commercial Code financing statements, to be filed or recorded and re-filed and re-recorded and Lessee authorizes Lessor, if it so elects, to file a financing statement Lessee agrees to execute and deliver any statement or instrument requested by Lessor for such purpose.
25.          GOVERNING LAW: This agreement will be deemed to have been made under, and will be construed by the laws of the State of Delaware (without giving effect to its conflicts of laws rules). Lessee hereby knowingly and irrevocably waives any objection on the grounds of improper jurisdiction or venue to an action initiated as set forth above.
26.          COUNTERPARTS; This Lease may be signed in counterparts, each of which will be deemed an original document, but all of which will constitute a single document.

The parties have caused this Lease to be duly signed and sealed, all as of the Effective Date, intending to be legally bound hereby.

LESSOR:	LESSEE:
NATIONAL VISION, INC.	WAL-MART STORES, INC.

By:	By:
Name: Its: Address for Notices and Rental Payments: National Vision, Inc. 296 South Clayton Street Lawrenceville, GA 30245	Name: Its: Address for Notices: Senior Vice President, Non-Store Operations Wal-Mart Stores, Inc. Mail Stop #0235 702 Southwest 8th Street Bentonville, Arkansas 72716-0235

with a copy (notices only) to: General Counsel for National Vision, Inc. National Vision, Inc. 296 South Clayton Street Lawrenceville, GA 30245	with a copy to: Senior Vice President & General Counsel Walmart U.S. Mail Stop #0185 702 S.W. 8th Street Bentonville, Arkansas 72716-0185
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EXHIBIT A
to Equipment Lease Agreement

LEASED FF&E AND LOCATION

The rent per Center per month for all FF&E at a particular Center is $125, subject to adjustment as provided in the following sentence. If Lessee notifies Lessor of Lessee’s intention to reduce the number of business days a particular Center is open, then the rent for such Center for the next month which commences at least thirty (30) days after receipt by Lessor of such notice will equal the product of (a) $125 multiplied by (b) a fraction, the numerator of which is the number of business days in such month such Center is open divided by the total number of regular business days in such month.

FF&E	Center Location

SCHEDULE H
Business Associate Addendum (“BAA”)

The Parties agree that Manager (for purposes of this BAA, “Business Associate”)provides services (the “Services”)for or on behalf of Walmart (for purposes of this BAA, “Covered Entity”)in accordance with the Management and Services Agreement of which this BAA forms a part (the “Agreement”),and that provision of the Services may involve PHI and that, as such, the parties agree as follows:

I.            DEFINITIONS. Unless otherwise specified in this BAA, all capitalized terms used in this BAA not otherwise defined have the meanings ascribed by HIPAA and ARRA, as each may be amended from time to time. A reference in this BAA to a section of regulations means the section as in effect or as amended and for which compliance is required.
A.          “ARRA” means the Health Information Technology for Economic and Clinical Health Act provisions of the American Recovery and Reinvestment Act of 2009, Pub. Law No.111-5 and its implementing regulations.
B.          “Breach” has the meaning set forth at 45 C.F.R. §164.402.
C.          “Breach Notice Rule” means the federal breach notification regulations issued pursuant to ARRA, as amended from time to time, 45 C.F.R. Parts 160 and 164.
D.          “Compliance Date” means, in each case, the date by which compliance is required under the referenced provision of ARRA’s implementing regulations, as applicable.
E.              “Discovery” means the first day on which Business Associate, or any workforce member, agent, or Subcontractor of Business Associate, knows, or, by exercising reasonable diligence would have known, of a Breach.
F.          “Encrypt” means to use an algorithmic process to transform data into a form in which there is a low probability of assigning meaning without use of a confidential process or key, which process conforms to NIST Special Publications 800-111, 800-52, 800-77, or 800-113, as appropriate, or that is otherwise validated against the Federal Information Processing Standards (FIPS) 140-2 or that otherwise conforms to guidance issued by the Secretary of the U.S. Department of Health & Human Services specifying the technologies and methodologies that render PHI unusable, unreadable or indecipherable to unauthorized individuals, as such guidance may be updated from time to time.
G.          “ePHI” means PHI as defined in Section I(J), below, which is transmitted or maintained in electronic media.
H.             “HIPAA” means the Health Insurance Portability and Accountability Act of 1996 and its implementing regulations.
I.           “PHI” means Protected Health Information, as defined in 45 C.F.R. § 160.103, limited to the Protected Health Information received from, received, created, or accessed on behalf of, Covered Entity.
J.           “Privacy Rule” means the federal privacy regulations issued pursuant HIPAA, as amended from time to time, 45 C.F.R. Parts 160 and 164.

K.           “Security Incident” means the attempted or successful unauthorized access, Use, Disclosure, modification or destruction of ePHI or interference with system operations in an information system.
L.            “Security Rule” means the federal security regulations issued pursuant to HIPAA, as amended from time to time, 45 C.F.R. Parts 160 and 164.
M.          “Subcontractor” means Business Associate’s subcontractors and agents that create, receive, maintain or transmit PHI for the purpose of performing any of Business Associate’s obligations under the Agreement.
II.           RESPONSIBILITIES OF BUSINESS ASSOCIATE.
A.        Business Associate shall implement and use appropriate Technical, Physical and Administrative Safeguards designed to reasonably and appropriately protect the Confidentiality, Integrity and Availability of PHI and to prevent Use or Disclosure of PHI, other than as permitted by this BAA or as required by law.
B.         Business Associate shall, within the earlier of the Compliance Date or 90- days from the Effective Date, comply with all applicable provisions of the Security Rule.
C.         No later than six months from the effective date of the Agreement, Business Associate shall Encrypt all transmissions of ePHI and all portable media or storage devices on which ePHI may be stored, including laptops, back-up media, CDs, or USB drives.
D.         Within 30-days after receiving a written request from Covered Entity, Business Associate shall make available information necessary for Covered Entity to make an accounting of disclosures of PHI about an Individual, as provided in 45 C.F.R. § 164.528; and in accordance with 42 U.S.C. § 17935(c) and its implementing regulations as of the Compliance Date, make that accounting directly to the Individual if directed to do so by Covered Entity.
E.          In the event that Business Associate, in connection with performing its obligations under this BAA or the Agreement, uses or maintains an Electronic Health Record of information of or about an Individual, then Business Associate shall provide an electronic copy (at the request of Covered Entity, and in the time and manner designated by Covered Entity, not to exceed 15-days) of the PHI to Covered Entity or, as directed by Covered Entity, to an Individual or a third party designated by the Individual, all in accordance with 42 U.S.C. § 17935 and its implementing regulations, as of its Compliance Date.
F.          To the extent that PHI in the Business Associate’s possession constitutes a Designated Record Set, Business Associate shall:
1.          At the request of Covered Entity and in the time and manner designated by Covered Entity, not to exceed 15-days, provide access to PHI in a Designated Record Set to Covered Entity or, if directed by Covered Entity, to an Individual, in accordance with the requirements of 45 C.F.R § 164.524.
2.          Make available, no more than 30-days following receipt of a written request by Covered Entity, PHI for amendment and incorporate any amendments to the PHI as directed by Covered Entity, all in accordance with 45 C.F.R. §164.526.
G.         Business Associate shall notify Covered Entity, in writing, no more than 5-days following Business Associate’s receipt directly from an Individual of any request
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for an accounting of disclosures or access to or amendment of PHI as contemplated in Sections II (D) (E)(F), above.
H.           Business Associate shall require each Subcontractor to agree, in writing, to the same restrictions and conditions that apply to Business Associate. Furthermore, to the extent that Business Associate provides ePHI to Subcontractor, Business Associate shall require Subcontractor to comply with all applicable provisions of the Security Rule upon the earlier of the Compliance Date or 90-days from the Effective Date. If Subcontractor is not subject to the jurisdiction or laws of the United States, or if any use or disclosure of PHI in performing the obligations under this BAA or the Agreement will be outside of the jurisdiction of the United States, Business Associate must require Subcontractor to agree by written contract with Business Associate to be subject to the jurisdiction of the Secretary, the laws, and the courts of the United States, and waive any available jurisdictional defenses that pertain to the parties’ obligations under this BAA, HIPAA, or ARRA.
I.          Business Associate shall not Use or Disclose PHI except as necessary to perform its obligations under the Agreement or as otherwise required by this BAA or for the proper management and administration of Business Associate, provided that such Use or Disclosure is permitted by applicable law and complies with each applicable requirement of 45 C.F.R. § 164.504(e) and this BAA.
1.            In compliance with 42 U.S.C. §17935(b) and its implementing regulations, as of its Compliance Date or no more than 90-days following the Effective Date, whichever is earlier, Business Associate shall request, Use, and Disclose only the minimum amount of PHI necessary to accomplish the purpose of the request, Use, or Disclosure.
2.            As of the Compliance Date of 42 U.S.C. §17936(a) and its implementing regulations, Business Associate shall not use PHI to make or cause to be made any communication about a product or service that is prohibited by 42 U.S.C. § 17936(a), and its implementing regulations.
J.          Business Associate shall report to Covered Entity any Use or Disclosure of PHI not permitted under this BAA or any Security Incident, without unreasonable delay, and in any event no more than 10-days following Discovery.
K.           Without unreasonable delay and, in any event, no more than 48-hours after Discovery, Business Associate shall notify Covered Entity of any actual or reasonably suspected Breach. Business Associate shall deliver the initial notification of such Breach, in writing, which must include a reasonably detailed description of the Breach and the steps Business Associate is taking and would propose to mitigate or terminate the Breach. Furthermore, Business Associate shall supplement the initial notification, no more than 10-days following Discovery, with information including, to the extent known to Business Associate after conducting a commercially reasonable investigation (i) the identification of each individual whose PHI was or is believed to have been involved in the Breach; (ii) a reasonably detailed description of the types of PHI involved; (iii) all other information reasonably requested by Covered Entity, including all information necessary to enable Covered Entity to perform and document a risk assessment in accordance with 45 C.F.R. Part 164 subpart D; and (iv)all other information necessary for Covered Entity to provide notice to individuals, the U.S. Department of Health & Human Services (“HHS”), or
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the media, if required. Despite anything to the contrary in the preceding provisions, in Covered Entity’s sole and absolute discretion and in accordance with its directions, to the extent a Breach results from a violation of this BAA or applicable law or the gross negligence or willful misconduct of Business Associate or its employees, agents or contractors (other than Covered Entity), Business Associate shall conduct, or pay the costs of conducting, an investigation of any Breach and shall provide or pay the costs of providing any notices required by the Breach Notice Rule or other applicable law.
L.            Business Associate shall mitigate, to the extent practicable, any harmful effect that is known to Business Associate of a Use or Disclosure of PHI by Business Associate that is not permitted by this BAA.
M.           Business Associate shall make available to HHS its internal practices, books, and records, relating to the Use and Disclosure of PHI pursuant to the Agreement for purposes of determining Business Associate’s and Covered Entity’s compliance with the Privacy Rule.
N.           Business Associate shall not directly or indirectly receive remuneration in exchange for any PHI, as provided in 42 U.S.C.§ 17935(d).
III.         RESPONSIBILITIES OF COVERED ENTITY. Covered Entity shall notify Business Associate, in writing, of an Individual’s request to restrict the Use or Disclosure of such Individual’s PHI, any limitations in Covered Entity’s Notice of Privacy Practices relevant to Business Associate’s performance of its obligations under this BAA or the Agreement, or any revocation by an Individual of authorization to Use or Disclose PHI.
IV.          TERM. TERMINATION AND DAMAGES.
A.            This BAA is effective as of the effective date of the Agreement (“Effective Date”)and terminates when Business Associate and its Subcontractors no longer have access to PHI, and when all of the PHI in Business Associate’s possession, inclusive of PHI in the possession of Business Associate’s Subcontractors, has been returned or destroyed, unless earlier terminated in accordance with Sections IV(B) through (C) of this BAA.
B.            Upon Covered Entity’s determination of a breach of a material term of this BAA by Business Associate, Covered Entity may terminate this BAA. As of the Compliance Date of 42 U.S.C. § 17934(b) and its implementing regulations, if either party knows of a pattern of activity or practice of the other party that constitutes a material breach or violation of this BAA, the non-breaching party will provide notice thereof to the other party. Such notice must clearly specify the nature of the breach or violation. Each party must take reasonable steps to cure the breach or end the violation. If after 30-days or such longer time specified in writing by the non-breaching party, the non-breaching party reasonably determines that such steps are unsuccessful in curing the breach or ending the violation, the non-breaching party may terminate this BAA and the Agreement, if feasible. In the event that termination is not feasible, the non-breaching party shall report the problem to HHS.
C.            Except as provided in the Agreement or as provided below, Business Associate shall, if feasible to do so, return or destroy all PHI, including all PHI in possession of its Subcontractors, within 30 days following the termination or expiration of this BAA. In any case that Business Associate believes return or
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destruction of PHI is not feasible, Business Associate will notify Covered Entity in writing of the reasons return or destruction is not feasible. If Covered Entity agrees, Business Associate will extend any and all protections, limitations, and restrictions contained in this BAA to Business Associate’s use and/or disclosures of any such PHI retained after the termination or expiration of this BAA and will limit any further uses and/or disclosures solely to the purposes that make return or destruction of the PHI infeasible. If, following discussion between the parties, Covered Entity disagrees on the basis of good faith and the exercise of reasonable business judgment, Business Associate will return or destroy PHI within 30-days of Covered Entity’s determination. In addition, in the event that Business Associate is legally obligated to retain such PHI, Business Associate may do so provided that:
1.          Business Associate notifies Covered Entity of such legal obligation, in writing, immediately upon Business Associate’s notice of such legal obligation, which such writing must describe in detail the legal obligation;
2.          Business Associate extends all protections, limitations, and restrictions contained in this BAA to Business Associate’s Use or Disclosures of any PHI retained after termination or expiration of this BAA;
3.          Business Associate limits any further Use or Disclosures solely to satisfying such legal obligation for which it has provided Covered Entity with written notice in accordance with Section IV(C)(l), above.
D.           In addition to any damages recoverable under this BAA, the parties acknowledge that certain breaches or violations of this BAA may result in litigation or investigations pursued by federal or state governmental authorities of the United States resulting in civil liability or criminal penalties. Each party shall cooperate in good faith in all respects with the other party in connection with any request by a federal or state governmental authority for additional information and documents or any governmental investigation, complaint, action, or other inquiry.
VI.         GENERAL TERMS.
A.            This BAA amends and is made a part of the Agreement. Any changes or modification to this BAA must be in writing and signed by both parties.
B.            To the extent not clear, the terms of this BAA are to be construed to allow for compliance by the parties with HIPAA or ARRA. If any provision of the BAA is in conflict with any provision of the Agreement, the conflicting provision of this BAA prevails to the extent necessary for the parties to comply with HIPAA and ARRA.
C.           Nothing in this BAA confers upon any person other than the parties and their respective successors or assigns, any rights, remedies, obligations, or liabilities, whatsoever.
D.           Sections 11(G)(H)(J)(M) and Sections IV, VI(D) and V1(E) survive the termination for any reason or expiration of this BAA or the Agreement.
E.            In the event Business Associate receives a notification from or on behalf of HHS regarding a compliance review, an audit, or an investigation or inquiry of any kind pertaining to the Services provided under the Agreement or Covered Entity, it will notify Covered Entity no more than 5-days following its receipt of that notice.
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SCHEDULE I
Information Security Addendum

A.              Information Security Program. Manager agrees and represents that it currently maintains information protection practices and procedures (“Information Security Program”)that are fully consistent with industry standards and comply with applicable Privacy Laws as a means to preserve the confidentiality and security of Walmart Information in its possession or control or of which it has the ability to access or impact and to protect Walmart systems which it accesses or contacts. “Walmart Information”includes the following, regardless of the media in which it is contained, that may be disclosed to or accessed by Manager in connection with or incidental to the performance of Services for or on behalf of Walmart pursuant to a certain Management and Services Agreement dated April 1, 2011, by and between Walmart and Manager (the “Agreement”):
1.
Any information relating to an identified or identifiable individual irrespective of whether such individual is a Walmart customer, employee or other status (such as name, postal address, email address, telephone number, date of birth, Social Security number, driver’s license number, account number, credit or debit card number, health or medical information, or any other unique identifier); and

2.	Confidential non-public business information; and
3.	Confidential Information has the same meaning as defined in the Agreement.
                 Manager’s Security Program includes, at a minimum, the following, provided, however, that certain aspects of the Security Program will be fully implemented within six months from the effective date of the Agreement:
1.	Appropriate administrative, technical and physical safeguards and other security measures designed to ensure the security and confidentiality of Walmart Information.
2.
A security design intended to prevent any compromise of its own information systems, computer networks or data files by unauthorized users, viruses or malicious computer programs that could in turn be propagated to Walmart.

3.
Appropriate internal practices including, but not limited to, encryption of data in transit or at rest; using appropriate firewall and antivirus software; maintaining these countermeasures, operating systems and other applications with up-to-date virus definitions and security patches so as to avoid any adverse impact to Walmart’s systems or Information; appropriate logging and alerts to monitor access controls and to assure data integrity and confidentiality; installing and operating security mechanisms in the manner intended sufficient to minimize the risk that Walmart business operations are disrupted; and permitting only authorized users access to systems and applications, such as Walmart’s Retail Link (where applicable); and implement appropriate procedures designed to prevent unauthorized access to Walmart’s systems via Manager’s networks and access codes.

4.	All persons with authorized access to Walmart Information must have a documented genuine business need-to-know prior to access.
B.              Training and Supervision. Manager agrees that it maintains adequate training programs to ensure that its employees and any others acting on its behalf are aware of and adhere to its information Security Program. Manager shall exercise necessary and appropriate supervision over its relevant employees to maintain appropriate confidentiality and security of Walmart Information.
C.              Data Incidents. Manager agrees to immediately notify Walmart’s Emergency Operations Center by phone (479.277.1001) of any reasonably suspected or actual loss of data or breach or compromise of its Security Program which has or may result in the loss or unauthorized access, disclosure, use or acquisition of Walmart Information (including hard copy records) or otherwise presents a potential threat to any Walmart systems (“Data Incident”). While the initial phone notice may be in summary form, a comprehensive written notice should be given within 48 hours to Walmart’s Chief Privacy Officer, 702 SW 8th Street, Bentonville, AR and its Chief Information Security Officer, 805 Moberly Lane, Bentonville, AR. The notice shall summarize in reasonable detail the nature and scope of the Data Incident known to Manager at the time of the notice (including each data element type that relates to a customer or Walmart employee, if any) and the corrective action already taken or to be taken by Manager. The notice shall be timely supplemented in the detail reasonably requested by Walmart, inclusive of relevant forensic reports to the extent not privileged (in the event of privileged reports, Manager shall provide a reasonably detailed summary of findings relevant to the Data Incident). Manager shall promptly take all necessary and advisable corrective actions, and shall cooperate fully with Walmart in all reasonable efforts to mitigate the adverse affects of Data Incident and to prevent its recurrence.
  Manager acknowledges that it is solely responsible for the confidentiality and security of Walmart Information in its possession, custody or control, or for which Manager is otherwise responsible under the Agreement, and shall hold Walmart harmless from any suspected or actual breach or other compromise of Walmart Information caused by or attributable to Manager. The parties will collaborate on whether any notice of breach is required to be given to any person, and if so, the content of that notice. Walmart will designate signatory to the notice. Manager will bear all costs of the notice of breaches caused by or attributable to Manager. If Walmart reasonably determines that the Data Incident is likely to have substantial adverse impact on Walmart’s relationship with its customers or associates or otherwise substantially harm its reputation, Walmart may suspend the Services provided by Manager under this Agreement or any other contract.
D.              Third Parties. Manager shall not share, transfer, disclose or otherwise provide access to any Walmart Information to any third party unless Walmart has authorized Manager to do so in writing or unless permitted under the Agreement. Manager will ensure that any third party it may authorize to perform any of the Services required by its contract with Walmart shall be obligated to have an Information Security Program substantially equivalent to that required of Manager, which includes all terms of this Information Security Addendum. Further, regarding any Data Incident, Manager shall exercise commercially reasonable efforts to contractually preserve for itself or Walmart all such rights as Walmart has in section C above. Regarding audit rights, Manager shall exercise commercially reasonable efforts to contractually preserve for itself or Walmart all such rights as Walmart has in section F below. Unless permitted by the Agreement, Manager shall not share Walmart Information with any other third party without prior written approval or, if required to comply with legal process, only after notice to Walmart. Manager shall only retain third parties that are capable of performing the delegated obligations in accordance with this Information Security Addendum.
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E.            Ownership and Usage. Any Walmart Information, including in any reconfigured format, shall at all limes be and remain the sole property of Walmart, unless agreed otherwise in writing by Walmart. Any usage of Walmart Information is limited to the sole purpose expressly authorized by this contract, the Agreement, or otherwise authorized in writing by Walmart.
F.            Security Review and Audit.
1.          Upon reasonable advance notice to Manager, Walmart’s Information Systems Division (“ISD”) Security Group may conduct a security review of Manager’s Information Security Program to the extent relevant to the Services performed by Manager under the Agreement or the representations made herein, when determined reasonably required by Walmart; provided, however, that such review shall be conducted in a manner that will not materially disrupt Manager’s day-to-day operations.
2.          At Walmart’s request, Manager will provide Walmart copies of its data privacy and security policies and procedures that apply to Walmart Information. Subject to reasonable notice, Manager shall provide the Walmart’s ISD Security Group an opportunity to conduct a privacy and security audit of Manager’s Information Security Program and systems and procedures that are applicable to the Services provided by Manager to Walmart. Such audit may be conducted on-site by Walmart personnel or Walmart’s contracted third party assessors or through surveys and interviews, at the option of Walmart; provided, however, that such audit shall be conducted in a manner that will not materially disrupt Manager’s day-to-day operations.
3.          In the event Manager has any security audits or reviews of its own systems, performed by Manager or a third party, including vulnerability and penetration assessments, it will give Walmart notice of any non-privileged current findings that are likely to adversely impact Walmart Information, and will keep Walmart timely informed of its remediation efforts.
G.           Compliance. Manager shall comply with (i) all applicable legal requirements (federal, state, local and international laws, rules and regulations and governmental requirements) currently in effect and as they become effective, relating in any way to the privacy, confidentiality or security of Walmart Information; (ii) all applicable industry standards concerning privacy, data protection, confidentiality or information security, including without limitation, the Payment Card Industry (“PCI”) Data Security Standard, and any other similar standards; and (iii) applicable privacy policies, statements or notices that are provided to Manager in writing; and (iv) controls required by the ISD Security Review (collectively referred to as “Privacy Laws”).
H.           Mobility and Transfer of Data.
1.          No Walmart Information shall be stored, transported or kept on a laptop or any other mobile device or storage media, including USB, “thumb drives,” DVDs, CDs, unless encrypted using an encryption methodology approved in writing by Walmart.
2.          All electronic data transfers must be via secure FTP or other Walmart approved protocol and/or in approved encrypted form.
3.          Any physical removal or transfer of Walmart Information from Walmart’s or Manager’s facilities shall be conducted only according to controls developed or approved by Walmart’s ISD Security Group.
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I.             Notice of Process. In the event Manager receives a governmental or other regulatory request for any Walmart Information, it agrees, subject to applicable legal requirements, to immediately notify Walmart’s Legal Department so that Walmart shall have the option to defend such action. Manager shall, subject to applicable legal requirements, reasonably cooperate with Walmart in such defense.
J.             Security Certification. Manager must maintain a level of security certification or assessment consistent with industry standards and by a qualified third party reasonably acceptable to Walmart. Manager shall provide Walmart such certifications upon request by Walmart.
K.           Segmentation. Manager warrants that the integrity of Walmart Information shall be preserved and shall not be co-mingled with that of any Walmart competitor (for purposes of the foregoing, Manager and its affiliates shall be deemed not to be a competitor of Walmart).
L.            Secure Disposition. Except as permitted by the Agreement, Manager shall either return or dispose of Walmart Information if no longer needed for Walmart’s business or legal purposes or upon contract termination or upon Walmart’s direction which may be given at any time. Any disposal must ensure that Walmart Information is rendered permanently unreadable and unrecoverable. Upon reasonable notice and if requested by Walmart, Manager shall provide Walmart a certification by an officer of compliance with this Section.
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SCHEDULE J
List of Delegates

Hong Kong Optical Lens Co.
11/F, Flat 01, Kwong Sang
Hong Centre, 151 Hoi Bun Road
Kwun Tong, Kowloon
Hong Kong SAR

Central Laboratory Ltd.
Block B6, 3rd Industrial Zone, Feng U
XiXiang BoaAn District
ShenZen, China

Laboratorio Optimex, S.A. de C.V.
Eugenio Cuzin #945
Parque Industrial Belenes Nortes
Zapopan Mexico 45150

CHLOE
557 Dong Qu Da Dao
Song Jiang Industrial Development Zone
Shanghai, China

Cassidy Turley
721 Emerson, Suite 300
St. Louis, MO 63141

Specialist Data Solutions, Ltd. and affiliates
SDS House
Bishopric
Horsham, West Sussex
RH12 1QN England
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EXHIBIT 1
Special Power of Attorney

This Special Power of Attorney is given by [WALMART SUBSIDIARY], a Delaware corporation, (“Walmart”)to National Vision, Inc., a Georgia corporation (“Manager”),in connection with, and relating solely to, that certain Management & Services Agreement (“M&S Agreement”),dated May 1, 2012 (the “Effective Date”),by and among Wal-Mart Stores, Inc., a Delaware corporation, and its United States operating subsidiaries, and Manager, under the terms of which Manager agrees to manage and assist with the operation of the Centers.

The following terms have the following meanings in this Special Power of Attorney:

“Accounts” means bank and depositary accounts owned and in the name of Manager and includes any Accounts in existence as of or subsequent to the Effective Date.

“Centers” means those retail optical centers, as more fully described on Schedule A attached to this Special Power of Attorney (each, a “Center,” and collectively, the “Centers”).

“Covered Individual” means a customer of a Center who is either a private pay customer or an individual entitled to benefits under a Group Contract.

“Goods” means optical goods, including eyeglasses and contact lenses, and associated services.

“Group Contract” means a managed care or other group contract under which Covered Individuals have the right to obtain optical Goods pursuant to an employment or other relationship with a Payer or with another person where the Payer makes payments to providers or Covered Individuals in connection with the managed care or other group contract.

“Payer” means, with respect to a Group Contract, an employer, employee organization, health and welfare fund, health maintenance organization, managed care organization, insurer, self-insured and other employer, insurance company, Medicare, Medicaid and any other public or private third-party payer or fiscal intermediary or other third-party purchaser of or payer for optical or vision benefits.

“Provider Contract” means an agreement or arrangement (whether on an in network or out of network basis) between a provider (whether Manager or Walmart) and a Payer pursuant to which the provider agrees to provide Goods covered under a Group Contract.

In connection with Manager’s duties and obligations to manage the Centers, Walmart hereby constitutes and appoints Manager (and its authorized officers acting on behalf of NVI) its true and lawful attorney-in-fact, and in its name, place and stead and for its use and
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benefit only for the following limited purposes solely in the name of Walmart, with reference to the following:

1.	To bill Payers in the name of Walmart for all Goods provided under the applicable Provider Contract;
2.	To replace any Provider Contract to which Manager is a party with a new Provider Contract to which Walmart will become a party;
3.	To transfer or assign, with respect to the Centers, Provider Contracts from Manager to Walmart;
4.	To enter into, renew, amend, and terminate any Provider Contracts to which Walmart will become or is a party;
5.	To submit, under a federal tax identification number designated by Walmart, all claims for reimbursement or indemnification for Goods under Provider Contracts;
6.
To collect and receive all accounts receivable generated by such billings and claims for reimbursement under Provider Contracts and to administer such accounts including extending the time of payment of any such accounts;

7.	To deposit all amounts collected on behalf of Walmart into the Accounts;
8.
To take possession of, endorse in the name of Walmart for deposit only, and deposit into the Accounts any notes, checks, money orders, insurance payments, cash, and any other instruments received in payment of accounts receivable of Walmart, whether under Provider Contracts or from Covered Individuals or otherwise; and

9.
To receive in the Accounts electronic funds transfers upon behalf of Walmart under any Provider Contracts, negotiate checks on behalf of Walmart, and to make withdrawals from the Accounts and for any other purpose that Manager is otherwise authorized to use the Accounts, including any cash sweeps and other proper corporate purposes. Upon request of Manager, Walmart shall execute and deliver to the financial institution wherein the Accounts are maintained, such additional documents or instruments as may be necessary to evidence or effect the special power of attorney granted to Manager by Walmart pursuant to this Special Power of Attorney. Nothing in this paragraph 9 will obligate or allow the Manager to bill or otherwise seek to collect any amounts that are not billable under Provider Contracts.

The Special Power of Attorney herein granted extends only to those purposes listed immediately above. This Special Power of Attorney and Manager’s authority granted hereunder will, under no circumstances, extend to any action or purpose not reasonably related to the purposes listed above that are consistent with Manager’s duties and obligations under the M&S Agreement.

The undersigned gives the Manager, as attorney-in-fact, full power and authority to execute and perform the above purposes as if the undersigned were personally present, hereby ratifying and confirming all the said attorney-in-fact shall lawfully do or cause to be done by the limited authority granted herein. This Special Power of Attorney will be governed by the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.
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This Special Power of Attorney is executed this [INSERT] day of [INSERT], 2012, and is effective as of [INSERT MONTH & DATE], 2012. The parties agree that this Special Power of Attorney is coupled with an interest and that upon termination or expiration of the M&S Agreement, this Special Power of Attorney will terminate immediately.

[WALMART SUBSIDIARY]		NATIONAL VISION, INC.

By:		By:
	NAME TITLE		Reade Fahs Chief Executive Officer

Date:	Date:
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SCHEDULE A to Special Power of Attorney List of Centers
Store #	City	State	Store #	City	State
2074	Wasilla	AK	2495	Westminster	CA
662	Decatur	AL	2507	Santa Maria	CA
866	Mobile	AL	2517	Santa Ana	CA
2111	Birmingham	AL	2523	Brea	CA
1218	Casa Grande	AZ	2526	Northridge	CA
1240	Sierra Vista	AZ	2536	Tulare	CA
1417	Prescott	AZ	2537	Redding	CA
1549	Phoenix	AZ	2546	Orange	CA
1612	Tucson	AZ	2553	Windsor	CA
1646	Mesa	AZ	2556	Arroyo Grande	CA
2113	Phoenix	AZ	2557	Bakersfield	CA
2482	Mesa	AZ	2568	Panorama City	CA
2512	Phoenix	AZ	2598	Sacramento	CA
1805	La Quinta	CA	2609	Lakewood	CA
1853	Hemet	CA	2621	Simi Valley	CA
1988	Roseville	CA	2648	San Leandro	CA
2002	Gilroy	CA	2697	Antioch	CA
2082	Cerritos	CA	2842	Corona	CA
2150	San Diego	CA	924	Sterling	CO
2161	Pleasanton	CA	1208	Wheat Ridge	CO
2177	San Diego	CA	1252	Littleton	CO
2190	Woodland	CA	1689	Aurora	CO
2206	Laguna Niguel	CA	1896	Colorado Springs	CO
2218	Foothill Ranch	CA	2125	Lakewood	CO
2242	Anaheim	CA	2223	Westminster	CO
2245	Oceanside	CA	2163	Shelton	CT
2251	City Of Industry	CA	2232	Branford	CT
2253	El Cajon	CA	2282	East Windsor	CT
2277	Clovis	CA	2284	Naugatuck	CT
2280	Mountain View	CA	2299	Cromwell	CT
2288	Pomona	CA	2331	Waterford	CT
2291	Chula Vista	CA	2371	Wallingford	CT
2292	Covina	CA	580	Bartow	FL
2297	Stevenson Ranch	CA	2484	Clewiston	FL
2401	Duarte	CA	518	Canton	GA
2458	Salinas	CA	548	Lawrenceville	GA
2479	San Diego	CA	556	Waycross	GA
2494	Oceanside	CA	575	Woodstock	GA
588	Albany	GA	877	Monroe	NC
593	Douglas	GA	1027	Concord	NC
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SCHEDULE A to Special Power of Attorney List of Centers
Store #	City	State	Store #	City	State
614	Lagrange	GA	1034	Shelby	NC
618	Hiram	GA	1036	Forest City	NC
635	Savannah	GA	1097	Aberdeen	NC
639	Brunswick	GA	1132	Asheborn	NC
745	Stockbridge	GA	1156	Mooresville	NC
754	Statesboro	GA	1197	Rocky Mount	NC
787	Riverdale	GA	1236	Goldsboro	NC
878	Cumming	GA	1237	Grwin	NC
889	Thomasville	GA	1238	Fayetteville	NC
952	Moultrle	GA	1242	Hendersonville	NC
1006	Cordele	GA	1261	Fayetteville	NC
1011	Rincon	GA	1298	Jacksonville	NC
1047	Morrow	GA	1300	New Bern	NC
1121	Milledgeville	GA	1354	Washington	NC
1367	Warner Robins	GA	1372	Raleigh	NC
1403	Cornelia	GA	1379	Greenville	NC
1658	Thomson	GA	1385	Gastonia	NC
1720	Snellvillo	GA	1392	Wilmington	NC
2154	Duluth	GA	1464	Charlotte	NC
2314	Waipahu	HI	1662	Statesville	NC
2321	Kailua Kona	HI	1767	Shallotte	NC
2473	Hilo	HI	1842	Greensboro	NC
372	Dodge City	KS	1849	Winston Salem	NC
557	Emporia	KS	2005	Kannapolis	NC
592	Derby	KS	2058	Raleigh	NC
652	Garden City	KS	2134	Charlotte	NC
794	Hutchinson	KS	2137	Durham	NC
1507	Wichita	KS	2247	Cary	NC
1802	Topeka	KS	2440	Sylva	NC
2131	Topeka	KS	2472	Winston Salem	NC
539	Alexandria	LA	2749	Spruce Pine	NC
2139	Lynn	MA	2793	Kernersville	NC
2227	Abington	MA	2929	Hope Mills	NC
1674	Hagerstown	MD	2142	Salem	NH
2084	Bozeman	MT	2246	Bedford	NH
515	Murphy	NC	2330	Rochester	NH
2171	Princeton	NJ	2255	Hazleton	PA
2195	Howell	NJ	2263	Pottstown	PA
2497	Phillipsburg	NJ	3564	Willow Grove	PA
2569	Ledgewood	NJ	585	Rock Hill	SC
2

SCHEDULE A to Special Power of Attorney List of Centers
Store #	City	State	Store #	City	State
611	Roswell	NM	625	Georgetown	SC
806	Las Cruces	NM	628	Summerville	SC
826	Farmington	NM	881	Lexington	SC
831	Albuquerque	NM	1244	Taylors	SC
835	Albuquerque	NM	2265	Simpsonville	SC
850	Albuquerque	NM	1604	Rapid City	SD
1648	Carson City	NV	140	Lufkin	TX
2189	Reno	NV	529	La Marque	TX
1810	Fishkill	NY	915	Stafford	TX
1830	Auburn	NY	1344	Staunton	VA
1835	Vestal	NY	1631	Hampton	VA
1940	Rensselaer	NY	1682	Chesapeake	VA
1994	Plattsburgh	NY	1687	Suffolk	VA
2056	Saratoga Springs	NY	1726	Harrisonburg	VA
2092	Ogdensburg	NY	1763	Bluefield	VA
2093	Utica	NY	1773	Newport News	VA
2104	Newburgh	NY	1811	Norfolk	VA
2116	Glens Falls	NY	1833	Fredericksburg	VA
2156	Middle Island	NY	1841	Chesapeake	VA
2262	Oneonta	NY	1969	Midlothian	VA
2444	Oneida	NY	2194	Alexandria	VA
1793	Woodburn	OR	2258	Alexandria	VA
1834	Grants Pass	OR	2312	Roanoke	VA
1880	Coos Bay	OR	2438	Stafford	VA
1591	Harrisburg	PA	2565	Madison Heights	VA
1823	Hanover	PA	2007	Moses Lake	WA
1884	Dickson City	PA	1360	Fayetteville	WV
1886	Mechanicsburg	PA	1544	Clarksburg	WV
2023	Lebanon	PA	1782	Vienna	WV
2141	Philadelphia	PA	2036	South Charleston	WV
2145	Whitehall	PA	2566	Charles Town	WV
2185	Selinsgrove	PA	2610	Logan	WV
2205	York	PA	1617	Casper	WY
2252	Easton	PA
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EXHIBIT 2
Center Signage

Cash Register Signage

Prior to Third Party Transition Date

CONTACT LENSES AND ITEMS COVERED BY MANAGED CARE, PRIVATE INSURANCE, MEDICARE/MEDICAID OR OTHER THIRD PARTY PAYER ARE SOLD BY NVI. ALL OTHER VISION CENTER SALES ARE BY WALMART.

THANK YOU FOR SHOPPING AT THE VISION CENTER.

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EXHIBIT 3
Receipt Language

PRIOR TO THIRD PARTY TRANSITION DATE

Ticket No. __ Job          Sales Receipt               Page 1
Order Date __              Store __                               Date ____
Time __ PM

STORE# - CITY, STATE ADDRESS STATE TELEPHONE NUMBERS
CONTACT LENSES AND ITEMS COVERED BY MANAGED CARE, PRIVATE INSURANCE, MEDICARE/MEDICAID OR OTHER PARTY PAYER ARE SOLD BY NVI.

ALL OTHER VISION CENTER SALES ARE BY WALMART. THANK YOU FOR SHOPPING AT THE VISION CENTER. CUSTOMER SERVICE: 800-637-3597.

Account No._________
Customer:                                Responsible Party:
_____	_____
_____
Doctor: ID# __	_____
______
______

Type SKU Qty Description	Price
LN 009585ULTRR	SV ULTRATHIN PLUS
FR 8833710501 1	COMMOTION AGGRESSIVE	---------

	Subtotal $	=========

Message:		- Discount $
MERCHANDISE CAN BE RETURNED TO NVI OR WALMART, AS APPROPRIATE, WITHIN 30 DAYS ACCOMPANIED BY A RECEIPT. CASH ORDERS MORE THAN $35.00, PURCHASES PAID WITH PERSONAL CHECK, TRAVELERS CHECK OR PERSONAL CHECK, TRAVELERS CHECK OR MONEY ORDER ARE REFUNDED BY MAIL.
	+ Sales Tax $	-- ------- Today’s Total $ - Est. Insur. Benefit $ --------- Total Cust. Balance $

INSURANCE QUESTION CALL 1-888-822-6901.

BY SIGNING THIS INVOICE, I ACKNOWLEDGE THAT AM RESPONSIBLE FOR PAYMENT, FOR MONIES NOT PAID BY PRIVATE INSURANCE, MEDICARE/MEDICAID, THIRD-PARTY PAYER TO NATIONAL VISION. SIGNATURE:
_______________________	Date 0.00	VISA $ 183.00 + Cash change $ ------- Amount Due At Dispense $ 0.00 =========

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ON AND SUBSEQUENT TO THIRD PARTY TRANSITION DATE

Ticket No. __ Job          Sales Receipt               Page 1
Order Date __              Store __                               Date ____
Time __ PM

STORE# - CITY, STATE ADDRESS STATE TELEPHONE NUMBERS	THANK YOU FOR SHOPPING AT THE VISION CENTER CUSTOMER SERVICE; 800-637-3597.

Account No._________
Customer:                                Responsible Party:
_____	_____
_____
Doctor: ID# __	_____
______
______

Type SKU Qty Description	Price
LN 009585ULTRR	SV ULTRATHIN PLUS
FR 8833710501 1	COMMOTION AGGRESSIVE	---------

	Subtotal $	=========
Message:		- Discount $
MERCHANDISE CAN BE RETURNED TO WALMART WITHIN 30 DAYS ACCOMPANIED BY A RECEIPT, CASH ORDERS MORE THAN $35.00, PURCHASES PAID WITH PERSONAL CHECK, TRAVELERS CHECK, OR MONEY ORDER ARE REFUNDED BY MAIL.	+ Sales Tax $	-- ------- Today’s Total $ - Est. Insur. Benefit $ --------- Total Cust. Balance $
INSURANCE QUESTION CALL 1-888-822-6901.

BY SIGNING THIS INVOICE, 1 ACKNOWLEDGE THAT I AM RESPONSIBLE FOR PAYMENT, FOR MONIES NOT PAID BY PRIVATE INSURANCE, MEDICARE/MEDICAID, THIRD-PARTY PAYER TO WALMART. SIGNATURE:
_______________________	Date 0.00	VISA $ 183.00 + Cash change $ ------- Amount Due At Dispense $ 0.00 =========
2

EXHIBIT 4
Center Remodels by Walmart

Store #	Street Address	City	State
2288	80 Rio Rancho Rd	Pomona	CA
2195	4900 U.S. Hwy 9	Howell	NJ
1830	297 Grant Ave	Auburn	NY
2284	1100 New Haven Road	Naugatuck	CT
806	571 Walton Blvd	Las Cruces	NM
1544	550 Emily Dr	Clarksburg	WV
1036	197 Plaza Dr	Forest City	NC
1197	1511 Benvenue Rd	Rocky Mount	NC
2258	7910 Richmond Hwy	Alexandria	VA
592	2020 N Nelson Dr	Derby	KS
2568	8333 Van Nuys Blvd	Panorama City	CA
1034	705 E Dixon Blvd	Shelby	NC
557	2301 Industrial Rd	Emporia	KS
915	11210 W Airport Blvd	Stafford	TX
628	9880 Dorchester Rd	Summerville	SC
2929	3030 N Main St	Hope Mills	NC
2002	7150 Camino Arroyo	Gilroy	CA
2171	101 Nassau Park Blvd	Princeton	NJ
639	150 Altama Connector	Brunswick	GA
1617	4400 E 2Nd St	Casper	WY
2218	26502 Towne Centre Drive	Foothill Ranch	CA
1242	250 Highlands Square Dr	Hendersonville	NC
585	2377 Dave Lyle Blvd	Rock Hill	SC
2082	12701 Towne Center Drive	Cerritos	CA
1849	320 E Hanes Mill Rd	Winston Salem	NC
2056	16 Old Gick Rd	Saratoga Springs	NY
1969	900 Walmart Way	Midlothian	VA
2139	780 Lynnway	Lynn	MA
539	2050 N Mall Dr	Alexandria	LA
2093	710 Horatio St	Utica	NY
2104	1201 Route 300	Newburgh	NY
2161	4501 Rosewood Dr	Pleasanton	CA
2227	777 Brockton Ave	Abington	MA
2556	1168 W Branch St	Arroyo Grande	CA
2598	3661 Truxel Rd	Sacramento	CA
2523	2595 E Imperial Hwy	Brea	CA
2142	326 N Broadway	Salem	NH
1354	570 Pamlico Plz	Washington	NC
2299	161 Berlin Rd.	Cromwell	CT
2145	McArthur Road & Schadt Ave.	Whitehall	PA
2263	223 Shoemaker Road	Pottstown	PA
1604	1200 N Lacrosse St	Rapid City	SD
2312	4807 Valley View Blvd Nw	Roanoke	VA
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EXHIBIT 5
Center Remodels by NVI

	Dst	Store #	Store Name		Dst	Store #	Store Name
1	23	515	Murphy	41	21	2023	Lebanon
2	12	539	Alexandria	42	21	2036	So Charleston
3	11	556	Waycross	43	258	2074	Wasilla
4	51	557	Emporia	44	57	2082	Cerritos
5	11	580	Bartow	45	12	2111	Birmingham
6	11	593	Douglas	46	65	2113	Phoenix
7	23	628	Summerville	47	51	2131	Topeka
8	11	635	Savannah	48	30	2142	Salem
9	51	652	Carden City	49	32	2145	Whitehall
10	12	662	Decatur	50	30	2156	Middle Island
11	51	794	Hutchinson	51	30	2163	Shelton
12	51	831	San Mateo	52	32	2171	Princeton
13	51	835	Eubank	53	65	2177	Aero Drive
14	11	889	Thomasville	54	32	2195	Howell
15	11	952	Moultrie	55	65	2245	Oceanside (E)
16	27	1097	Aberdeen	56	30	2246	Bedford
17	60	1208	Wheat Ridge	57	32	2255	Hazleton
18	65	1218	Casa Grande	58	32	2263	Potts town
19	10	1237	Dunn	59	53	2277	Clovis
20	60	1252	Littleton	60	53	2280	Mountain View
21	10	1261	Fayetteville	61	30	2282	East Windsor
22	20	1344	Staunton	62	30	2284	Naugatuck
23	10	1354	Washington	63	30	2299	Cromwell
24	21	1360	Fayetteville	64	20	2312	Roanoke(N)
25	11	1367	Warner Robins	65	30	2330	Rochester
26	21	1591	Harrisburg	66	30	2331	Waterford
27	60	1604	Rapid City	67	30	2371	Wallingford
28	61	1648	Carson City	68	23	2440	Sylva
29	27	1662	Statesville	69	27	2472	Winston-Salem
30	20	1682	Chesapeake	70	65	2482	Riverview
31	60	1689	Aurora	71	65	2512	Phoenix
32	12	1720	Snellville	72	57	2523	Brea
33	20	1763	Bluefield	73	53	2536	Tulare
34	10	1767	Shallotte	74	53	2537	Redding
35	20	1773	Newport News	75	20	2565	Madison Heights
36	60	1793	Woodburn	76	32	2569	Ledgewood
37	32	1810	Fishkill	77	53	2598	Sacramento
38	60	1834	Grants Pass	78	23	2749	Spruce Pine
39	60	1880	Coos Bay	79	27	2793	Kernersville
40	32	1884	Dickson City	80	32	3564	Willow Grove

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Confidential treatment has been requested with respect to information contained within the [*] marking. Such portions have been omitted from this filing and have been separately filed with the Securities and Exchange Commission.

Exhibit 6
Competing Business

[*]

1